Exhibit 10.36 Contract No. D08E20H44 Between Southwestern Bell Telephone Company and Technology Service Group, Inc. Dated June 9, 1997.


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                  Southwestern Bell Telephone Company ("Buyer")
                             A Missouri Corporation
                                 One Bell Center
                            St. Louis, Missouri 63101

                                       And

                    Technology Service Group, Inc. ("Seller")
                             A Delaware Corporation
                        20 Mansell Court East - Suite 200
                             Roswell, Georgia 30076

                             CONTRACT NO. D08E20H44

                                  June 9, 1997
                                DATE OF EXECUTION

                      RESTRICTED - PROPRIETARY INFORMATION
            The information contained herein is for use by authorized
           employees of the parties hereto only and is not for general distribution within or outside their respective Companies.


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                                TABLE OF CONTENTS

PREAMBLE                                                                       1
COMMITMENTS OF THE PARTIES                                                     2
AFFILIATED COMPANIES                                                           7
ASSIGNMENT                                                                     8
BREACH BY BUYER                                                                8
BREACH BY SELLER                                                               8
CHANGES TO MATERIAL AND CLASSIFICATION THEREOF                                 9
CHOICE OF LAW                                                                 10
COMPLIANCE WITH LAWS                                                          10
CONFLICT OF INTEREST                                                          11
CONTINUING AVIALABILITY OF REPLACEMENT AND REPAIR PARTS                       11
CUSTOM SOFTWARE DEVELOPMENT                                                   12
EMERGENCY SUPPORT SERVICE                                                     12
ENGINEERING COMPLAINTS                                                        14
ERROR CORRECTIONS                                                             15
EXECUTION/ENTIRE AGREEMENT                                                    19
F.O.B                                                                         19
FORCE MAJEURE                                                                 19
FREIGHT CLASSIFICATION                                                        20
HAZARDOUS MATERIALS/REGULATED SUBSTANCES                                      20
HEADINGS                                                                      21
INFANT MORTALITY                                                              21
INFRINGEMENT                                                                  21
INSIGNIA                                                                      23
INSURANCE                                                                     23


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LIABILITY AND INDEMNIFICATION                                                 24
LICENSES                                                                      25
MATERIAL/SOFTWARE DOCUMENTATION                                               25
MODIFICATION TO CONFORM TO LAWS                                               26
MONTHLY SHIPMENT REPORTS                                                      26
NON-EXCLUSIVE DEALING                                                         26
NON-WAIVER                                                                    27
NOTICES                                                                       27
PLANT AND WORK RULES                                                          27
PUBLICITY                                                                     28
QUALITY ASSURANCE                                                             28
RECORDS AND AUDIT                                                             29
RELEASES VOID                                                                 30
RELIABILITY                                                                   30
REPAIR SERVICES FOR MATERIAL/SELECTION OF OUTSIDE REPAIR VENDOR               31
RIGHT OF ACCESS                                                               35
SELLER'S INFORMATION                                                          35
SELLER'S LIMITATION ON PAYMENTS TO BUYER                                      35
SEVERABILITY                                                                  35
SHIPMENTS TO BUYER                                                            35
SHIPPING AND BILLING                                                          36
SHIPPING PRIORITY                                                             37
SOFTWARE MAINTENANCE                                                          37
SOFTWARE UPDATES                                                              38
SOURCE CODE REQUIREMENTS                                                      38
SUPPORT OF PREVIOUS VERSIONS OF SOFTWARE                                      39
SURVIVAL OF OBLIGATIONS                                                       39


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TAXES                                                                         39
TECHNICAL SUPPORT FOR COINNET AND MATERIAL                                    40
TERMINATION                                                                   41
TESTING                                                                       42
TITLE AND RISK OF LOSS                                                        42
TRAINING                                                                      42
USE OF INFORMATION                                                            43
WARRANTY                                                                      43


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This  contract  ("the  Contract")  by and between  Southwestern  Bell  Telephone
Company ("SWBT" or Buyer"), a Missouri Corporation, with its principal place of business located at One Bell Center, St. Louis, Missouri, 63101 and Technology Service Group, Inc. ("TSG" or "Seller"), a Delaware corporation, with its principal place of business located at 20 Mansell Court East, Suite 200, Roswell, Georgia 30076, is entered into this 9th day of June, 1997.

PREAMBLE

TSG has previously delivered computer products ("CoinNet") and associated telephone equipment ("Material") to SWBT. CoinNet presently includes computer hardware and peripherals, software including Station Message Detail Record ("SMDR") software added to the CoinNet software before the execution of the Contract (the "pre-existing SMDR software"), and chassis firmware. The Material includes TSG electronic chassis, including GemStar 4032-GS, upgraded GemStar 4032-GS, GemStar 4032-GSX, and all Gemini chassis (hereinafter referred to collectively as the "chassis"), CMI-30C electronic locks (hereinafter the "locks"), CMI 2752-001 electronic keys (hereinafter the "keys"), CMI 2680-001 electronic key controllers (hereinafter the "controllers") and associated power sources (hereinafter the "adaptors"). TSG agrees to provide additional CoinNet hardware and peripherals, software, services and Material to SWBT, as specified herein. TSG agrees that its provision of CoinNet, services and Material hereunder will be governed by the terms, conditions, covenants, standards, benchmark measurements, specifications and other requirements as set forth herein, including Attachments A through G, which are attached hereto and by this reference made a part hereof.

COMMITMENTS OF THE PARTIES

1. TSG warrants that CoinNet and all Material deployed by SWBT as of 5:00 p.m. CDT July 2, 1997, which includes the CoinNet computer hardware and peripherals, software, chassis firmware and Material (including, but not limited to, four hundred sixty-seven (467) new CMI keys and controllers delivered to SWBT in April and May 1997) previously provided to SWBT by TSG and for which SWBT has paid in full, will operate as an integrated system (the "Integrated System") to provide the features and functionalities, and perform per the technical standards, benchmark measurements, product specifications, requirements, processes, procedures and guidelines agreed upon by the parties herein, including Attachments A through G, and in the Bellcore and other technical documents referenced in the Contract, including any said technical documents referenced in said Attachments, provided that CoinNet is operated by Buyer in accordance with the COINNET OPERATING GUIDELINES contained in Attachment A. All such technical standards, benchmark measurements, specifications, requirements, processes, procedures and guidelines are hereinafter referred to collectively as the "REQUIREMENTS" and each individually as a "REQUIREMENT".

     In the event that any REQUIREMENT contained in Attachment A is inconsistent or in conflict with any REQUIREMENT contained elsewhere in the Contract, or in any other Attachment or referenced document, the REQUIREMENT in Attachment A shall control. Except as to Attachment A, if any REQUIREMENT in a document incorporated into the


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     Contract by reference only (i.e., not physically  attached) is inconsistent or in conflict with any REQUIREMENT contained elsewhere in the Contract, including in any Attachment or other document incorporated by reference and physically attached to the Contract, then the REQUIREMENT contained in the Contract or Attachment so attached, shall control.

     In complying with its obligations under the Contract, TSG may employ the computer hardware and peripherals currently used, or already purchased by SWBT for use, with the existing CoinNet system.

     TSG warrants that, as of 5:00 P.M. CDT on July 2, 1997, the following will occur:

(a) TSG will provide all Material/Software documentation in compliance with the MATERIAL/SOFTWARE DOCUMENTATION clause of the Contract and with Attachment A, Section III. "Documentation," as used in the Contract to refer to software or firmware documentation, includes without limitation, all documentation as described in Attachment A, Section III;

(b) TSG must comply with all provisions of the SOURCE CODE REQUIREMENTS clause of the Contract.

2. After 5:00 P.M. CDT on July 2, 1997, as recertified chassis (as described in paragraph 3, immediately below) and new GemStar 4032-GSX chassis purchased hereunder are deployed, the Integrated System will continue to perform per the REQUIREMENTS. It is understood by TSG that this additional deployment could result in a total deployment of up to 75,000 TSG electronic chassis to be supported as part of the Integrated System.

3. TSG will test, repair if necessary, and recertify all chassis purchased prior to execution of the Contract and never deployed ("warehoused" chassis) and used chassis, up to a total of 13,000 chassis. "Recertify" as used in the Contract, means that TSG will test and repair as necessary the chassis submitted by SWBT for recertification, and certify that such chassis will perform per the REQUIREMENTS. "Recertification" as used in the Contract, means the process of recertifying, carried to completion.

     TSG will perform the recertification of warehoused and used chassis at SWBT premises designated by SWBT or at TSG's premises located at 315 Byrd Street, Orange, Virginia, 22960. TSG may request that warehoused and used chassis which require testing before recertification be shipped to said TSG premises. In the event of such a request, said chassis are to be packed (in a manner equivalent to the packing employed when said chassis were originally shipped to SWBT) and shipped by SWBT.

     SWBT will make its best efforts to ship said warehoused chassis to said TSG premises on or before June 16, 1997, at SWBT's expense. SWBT will make its best efforts to ship said used chassis to said TSG premises on or before July 2, 1997, at SWBT's expense. SWBT will bear the risk of in-transit damage or loss for shipments to TSG of chassis to be recertified.


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     TSG will bear the expense of repairs  required to warehoused  chassis.  TSG warrants that all recertified warehoused chassis will perform per the REQUIREMENTS for one (1) year beginning on the date each such chassis is shipped or otherwise returned to the possession of SWBT by TSG. After recertification of warehoused chassis shipped to TSG's premises, TSG will pack and return ship the chassis to the location(s) designated by SWBT in writing, at TSG's expense. TSG will bear the risk of in-transit damage or loss of said return shipments to SWBT.

     The repair of used chassis still under the original warranty will be at TSG's expense. If the original warranty has expired, the repair will be at SWBT's expense, the cost of such repair to be fifty dollars ($50.00) per chassis. In the event used chassis returned to TSG for testing and recertification do not require repair, TSG will recertify and warrant said chassis for a period of one hundred eighty (180) days or the remainder of the original warranty, whichever is longer. In the event used chassis returned to TSG for testing and recertification require repair, TSG will perform said repair and then recertify and warrant said chassis for a period of ninety (90) days or the remainder of the original warranty, whichever is longer. After recertification of used chassis shipped to TSG's premises, TSG will pack and return ship the chassis to the location(s) designated by SWBT in writing. Such shipments will be at SWBT's expense, but TSG will bear the risk of in-transit damage or loss as to such shipments.

     Whether the recertification is performed on SWBT's or TSG's premises, upon recertification, TSG will place a sticker, stamp or other suitable indication of recertification on each chassis and the outside of each packing box. Each such indication of recertification must include the warranty expiration date.

     In addition, in the case of GemStar 4032-GS units shipped to TSG for recertification, upon request by SWBT, TSG will upgrade said GemStar 4032-GS chassis to GemStar 4032-GSX functionality, at SWBT's expense. The additional cost of each such upgrade to repaired used ("used-repair required") chassis will be thirty dollars ($30.00). The additional cost of each such upgrade to used chassis which do not require repair ("used-repair not required") will be forty dollars ($40.00) per chassis. The warranty periods for recertified, upgraded chassis, including "warehoused," "used-repair not required" and "used-repair required" chassis, will be the same as the warranty periods for such recertified chassis which are not upgraded, i.e., one (1) year, one hundred eighty (180) days and ninety (90) days, respectively.

     No later than the date of each shipment of recertified warehoused and used chassis to SWBT, TSG will provide notice of each such shipment in writing in accordance with the NOTICES clause of the Contract. In addition, and on the same date, TSG will send a facsimile copy of said notice to SWBT's Director-Technology Integration, fax number 210-222-7702. Each such notice must include, at a minimum, the ship date, the serial number and warranty expiration date of each chassis included in each such shipment. As to each such shipment, TSG will also comply with paragraphs (b) through (j) of the SHIPPING AND BILLING clause of the Contract. Each recertified chassis, including electronic lock and cash box out switch, if shipped to TSG as a unit, will be returned to SWBT as a unit, one unit to a box.


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     However, TSG will not be responsible for recertifying  electronic locks and cash box out switches.

     SWBT or its representative will have the right to audit the recertification process, whether performed on SWBT premises or TSG premises. If on TSG premises, SWBT or its representative will be given access to said premises within twenty-four (24) hours of SWBT's or its representative's oral or written request.

     All warehoused and used TSG chassis returned by SWBT for recertification which cannot be repaired will be returned to the location(s) designated by SWBT, within thirty (30) calendar days. Unrepairable warehoused chassis will be shipped to SWBT at TSG's risk and expense. Unrepairable used chassis will be shipped to SWBT at SWBT's risk and expense.

     TSG will not be required to repair, certify or warrant any warehoused or used chassis physically damaged through shipment or storage by SWBT.

     TSG will return ship recertified warehoused and used chassis to SWBT in accordance with the schedule in Attachment E, SCHEDULE FOR TSG SHIPMENT OF RECERTIFIED CHASSIS TO SWBT. TSG will return ship said warehoused and used chassis by normal commercial transportation calculated to result in delivery to SWBT of no more than ten (10) calendar days after date of shipment.

     In the event the Contract is terminated pursuant to the TERMINATION clause or cancelled pursuant to either the BREACH BY BUYER or BREACH BY SELLER clause, TSG will, within thirty (30) days ship to the location(s) designated by SWBT all Material owned by SWBT which is in TSG's possession in its then present condition, whether or not it has been repaired, upgraded or recertified. Material under warranty will be shipped to SWBT at TSG's risk and expense. Material out of warranty will be shipped to SWBT at TSG's risk but at SWBT's expense. TSG agrees that TSG's unauthorized holding of any such chassis past thirty (30) calendar days will cause damages to SWBT that will be difficult to determine. Therefore, TSG agrees to pay SWBT liquidated damages calculated by multiplying the average monthly revenues of a deployed SWBT payphone divided by thirty (30), by the number of chassis withheld, times the number of days past thirty (30) that expire before the chassis are delivered to SWBT's possession. The parties agree that such sum constitutes a reasonable estimate of SWBT's actual financial losses.

4. TSG will select and train an out-of-warranty third party repair vendor acceptable to SWBT, by December 31, 1997, as set forth in the REPAIR SERVICES FOR MATERIAL clause of the Contract.

5. SWBT will obtain, on or before the date of execution of the Contract, by contract or employment, a person with a minimum of three (3) years experience with UNIX-based computer systems, to actively assist TSG during the time period June 6, 1997 through July 2, 1997, to effect and implement the REQUIREMENTS applicable to CoinNet. Such person (or his or her equivalent) will also be made available by SWBT to administer the system


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     throughout  the life of the  Contract  or until such time as SWBT ceases to use CoinNet, whichever comes first. SWBT's agreement to make such person available in no way relieves or limits TSG's obligations under the Contract or the REQUIREMENTS. If, at some later point, SWBT replaces said person with another, the replacement person will also have a minimum of three (3) years experience with UNIX-based systems. SWBT will make every reasonable effort to provide a minimum of thirty (30) days overlap between the original person and any replacement person.

6. TSG will sell and SWBT will purchase an additional 11,000 new GemStar 4032-GSX kits (which will include the chassis, electronic locks and cash box out switches) in accordance with the following schedule:

                November 3, 1997 . . . . . . . . . . . . . . 1,000 kits
                December 1, 1997 . . . . . . . . . . . . . . 2,000   "
                January 2, 1998 . . . . . . . . . . . . . . .2,500   "
                February 2, 1998 . . . . . . . . . . . . . . 2,500   "
                March 2, 1998 . . . . . . . . . . . . . . . .3,000   "

     Said 11,000 new chassis will be shipped to SWBT at the location(s) designated by SWBT in writing. Said chassis will be shipped and delivered in accordance with the SHIPPING AND BILLING clause of the Contract.

     The price of each GemStar 4032-GSX chassis will be $266.50, which price includes the chassis, CMI-30C electronic lock and cash box out switch, all of which together constitute one kit.

7. In addition to the purchase price of the 11,000 new GemStar 4032-GSX units, SWBT will make the following payments ("milestone payments") to TSG:

     (a) A payment of $250,000.00 will be placed in the overnight mail to TSG five (5) days after execution of the Contract;

     (b) If TSG is in compliance with all of its obligations under the Contract which it is required to perform as of July 2, 1997, SWBT will place an additional payment of $250,000.00 in the overnight mail to TSG on that date;

     (c) If TSG has complied with all of its obligations under the Contract which it is required to perform by September 1, 1997, SWBT will place an additional payment of $100,000.00 in the overnight mail to TSG on that date;

     (d) If TSG has complied with all of its obligations under the Contract which it is required to perform by December 31, 1997, including the obligation to select and train an outside repair vendor, SWBT will place an additional payment of $150,000.00 in the overnight mail to TSG on that date; and


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     (e)  If TSG has  complied  with all of its  obligations  under the Contract which it is required to perform by March 31, 1998, SWBT will place an additional payment of $250,000.00 in the overnight mail to TSG on that date.

8. In addition to the pre-existing SMDR software added to CoinNet prior to the execution of the Contract, TSG will design and implement new open-architecture SMDR software ("new SMDR software") by September 30, 1997. TSG warrants that the design and implementation of the new SMDR software will be completed and will function per the REQUIREMENTS as of that date. SWBT must procure Operating System and DBMS licenses and hardware required for the new SMDR software excluding hardware required for CoinNet.

     (a) The new SMDR software must store SMDR data in a non-proprietary data base so that SWBT may create user friendly ad hoc reports without conversion or replication of the existing data outside of the CoinNet system.

     (b) Any further reference herein to the "CoinNet software," will mean all CoinNet software, including the pre-existing and new SMDR software.

9. The parties will begin planning the requirements of a "communications application program interface" (the "API") by July 2, 1997. The API is to be used with "open systems" that will allow the API to directly interface with all TSG chassis in the field, with or without the CMI electronic lock interface. This module will include the use of protocols and access methods used by CoinNet and the chassis to establish communication, including controls used to negotiate and issue and/or receive commands to and/or from CoinNet and the chassis. TSG will provide, without charge, up to fifty (50) man days of support for the design, development and implementation of the API by qualified TSG personnel or TSG designates. One man day is defined as eight (8) hours. TSG will supply a minimum of ten (10) man days during the period of July 2, 1997 through September 30, 1997. TSG will supply the remaining forty (40) man days and any additional support requested by SWBT as described in the next paragraph below, between October 1, 1997 and March 2, 1998. The parties may mutually agree to amend the timing of this schedule if necessary due to the development and implementation of the new SMDR software. TSG agrees to provide such support at SWBT's location, upon request by SWBT. SWBT agrees to reimburse TSG for all reasonable travel costs which are mutually agreed upon by the parties. SWBT agrees to notify TSG at least one week in advance of any such travel request whenever possible, but no less than seventy two (72) hours in advance.

     TSG will provide additional such support for the API, upon request by SWBT. However, any support requested over and above the aforestated fifty (50) man days will be provided by TSG at the rate of seventy-five dollars ($75.00) per hour.

     TSG will provide written substantiation documenting all support provided pursuant to this clause. SWBT agrees to provide TSG a non-exclusive, royalty free license for the API.


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10.  SWBT will make every reasonable effort to deploy the recertified chassis in accordance with the schedule set forth in Attachment F, "SCHEDULE FOR DEPLOYMENT OF RECERTIFIED CHASSIS BY SWBT."

11. TSG delivered ten (10) new CMI electronic keys (CMI Product No. 2725-001), ten (10) new electronic key controllers (CMI Product No. 2680-001) and ten
     (10) new adaptors to SWBT on April 18, 1997, and an additional four hundred and fifty-seven (457) of said keys and controllers on May 13, 1997 (without adaptors). The previous version of the CMI electronic keys and controllers which were replaced by said four hundred and sixty seven (467) new CMI keys and controllers will be returned to TSG by SWBT on or before July 2, 1997. TSG will ensure that SWBT has been provided with the number of SWBT-owned adaptors needed for the new keys and controllers.

12. TSG will provide to SWBT all services set forth herein, for the agreed upon time periods, including without limitation, emergency support services, repair services for Material, software maintenance and support, and technical support for CoinNet and Material.

13. SWBT will be responsible for maintenance of all computer hardware and peripherals provided by TSG under the Contract.

AFFILIATED COMPANIES

"Affiliated Company" (or Companies) as used herein means any present or future affiliate, subsidiary or parent corporation of Buyer.

An  Affiliated   Company  that  places  an  Order  with  Seller  hereunder  will incorporate into such Order the terms and conditions of this Contract. Such Affiliated Company will be responsible for its own obligations including, but not limited to, all charges incurred in connection with such Order. Nothing in this Contract will be construed as requiring Buyer to indemnify Seller for any acts or omissions of an Affiliated Company.

ASSIGNMENT

Neither party hereto may assign, subcontract or otherwise transfer its rights or obligations under this Contract except with the prior written consent of the other party; provided, however, Buyer will have the right to assign this Contract to any present or future affiliate, subsidiary or parent corporation of Buyer, without securing the consent of Seller, and may grant to any such assignee the same rights and privileges Buyer enjoys hereunder. Any attempted assignment not assented to in the manner prescribed herein, except an assignment confined solely to money due or to become due, will be void. It is expressly agreed that any assignment of money will be void if: (a) Seller fails to give Buyer at least thirty (30) calendar days prior written notice thereof, or (b) such assignment attempts to impose upon Buyer obligations to the assignee in addition to the payment of such money or preclude Buyer from dealing solely and directly with Seller in all matters pertaining to this Contract, including the negotiation of amendments or settlement of charges due.


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BREACH BY BUYER

SWBT will not be deemed to be in default under any of the terms of this Contract, and TSG may not seek or attempt to enforce any remedy for any claimed default, unless SWBT fails to cure or correct same within thirty (30) calendar days following receipt of written notice thereof from TSG sent by registered U.S. mail, to the address listed for SWBT in the NOTICES clause herein.

BREACH BY SELLER

In the event that the Integrated System fails to perform per the REQUIREMENTS as of 5:00 P.M. CDT on July 2, 1997, SWBT shall have the right, unilaterally and at its sole discretion, to immediately cancel this Contract in its entirety, without advance notice or opportunity for TSG to cure and without further obligation or penalty of any kind, including any obligation to make additional payments to or accept additional shipments from TSG. In the event of such failure SWBT will also have the right, unilaterally and at its sole discretion, to continue performance under the Contract, and at the same time require TSG to continue performance, for an additional period of time as determined by SWBT, unilaterally and at its sole discretion. The parties agree that SWBT is not obligated to provide any such extension. However, in the event SWBT extends the time for performance, such extension will not constitute a waiver of its right to cancel the contract at any time thereafter, provided the breach has continued.

If at any point after 5:00 P.M. CDT on July 2, 1997, TSG is not in breach, but at a later time is in breach or default of any term, condition or covenant of this Contract, and said breach or default continues for a period of thirty (30) calendar days after the receipt of written notice thereof from SWBT sent by registered U.S. Mail, to the address listed for TSG in the NOTICES clause herein, then, in addition to all other rights and remedies available at law or in equity, SWBT will have the right to cancel this Contract immediately and without penalty and without further obligation under this Contract, including any obligation to make further payments to or accept additional shipments of Material from TSG. In the event of such failure SWBT also will have the right, unilaterally and at its sole discretion, to continue performance under the Contract and at the same time require TSG to continue performance, for an additional period of time within the life of the Contract as set forth herein, as determined by SWBT, unilaterally and at its sole discretion. The parties agree that SWBT is not obligated to provide any such extension. However, in the event SWBT extends the time for performance, such extension will not constitute a waiver of its right to cancel the Contract at any time thereafter, provided the Integrated System's failure to perform per the REQUIREMENTS has continued.

CHANGES TO MATERIAL AND CLASSIFICATION THEREOF

Seller agrees to notify Buyer, in advance, of any change to be made in the Material that would impact upon either reliability or the form, fit or function of the Material. Seller further agrees, at the time of such notification, to provide Buyer with: (a) a change number; (b) a description of the change; (c) the reason for the change; (d) a description of the impact of the change upon the following: (i) reliability, (ii) Seller's product specifications, and (iii) form, fit or function; (e) the name of a designated person and phone number to contact for information regarding the change;


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

(f) a date after which all newly manufactured Material will have the change applied in the manufacturing process; (g) a date by which all changes are expected to be completed by Seller for all such Material; and (h) the recommended repair location (Buyer's or Seller's facility).

In the event SWBT agrees to any such change, it will be Seller's responsibility to furnish Material change notices for all Material provided hereunder in accordance with the latest issue of GR-209-CORE, "Generic Requirements for Product Change Notices." Such Material change notices will be forwarded to the following address:

                  Contract Manager
                  Southwestern Bell Telephone Company
                  1010 Pine, Suite 900
                  St. Louis, Missouri 63101-3099

In order for Buyer to review such changes to the  Material,  a minimum of thirty
(30) calendar days advance notice will be required, except for those cases where an extremely unsatisfactory condition requires immediate action. The final classification of any such change to the Material proposed by Seller will be by mutual agreement between Seller and Buyer.

For changes classified as "A" or "AC", Seller agrees to promptly modify or replace, at no charge, all affected Material provided hereunder and the documentation relevant thereto. Buyer will have the right to invoice Seller for any labor expenses incurred by Buyer attributable to the replacement of such Material.

For changes classified as "B" or "D", Seller agrees to notify Buyer of the exact nature thereof and discuss with Buyer the details regarding the proposed implementation procedure for affected Material which is being or will be manufactured. Buyer will determine, at its option, if Material previously shipped will be modified or replaced. Should such modification or replacement be deemed necessary, Seller will arrange therefor at prices and schedules to be mutually agreed upon with Buyer prior to implementation. Relevant documentation for such affected Material will also be provided by Seller at no charge.

In the event that Buyer and Seller fail to reach agreement on any change in Material proposed by Seller which materially and adversely affects the reliability of or the form, fit or function of the Material, Buyer will have the right without penalty to terminate this Contract and any or all additional purchases of Material affected by any such change. Further, in such event, Buyer will not be obligated to make any additional payments to Seller under this Contract which are scheduled to be paid on a date after the date of termination.

The foregoing notwithstanding, nothing contained in this clause will waive or otherwise adversely affect Buyer's rights under the WARRANTY clause or any other provision of this Contract, and will not alter any time period within which Seller is obligated to perform as set forth in the Contract.


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

Seller's obligations under this clause will continue until September 30, 1998 unless SWBT agrees in writing to a different period of time. Seller's obligations under this clause will survive any termination by Buyer pursuant to the TERMINATION clause or any cancellation of the Contract by Buyer pursuant to the BREACH BY SELLER clause.

CHOICE OF LAW

This Contract will be governed by and construed in accordance with the laws of the State of Missouri.

COMPLIANCE WITH LAWS

Seller agrees to comply with the provisions of the Fair Labor Standards Act, the Occupational Safety and Health Act ("OSHA"), the National Electrical Safety Code ("NESC") and all other applicable federal, state, county and local laws, ordinances, regulations and codes (including the identification and procurement of required permits, certificates, approvals and inspections), in Seller's performance under this Contract. Seller further agrees, during the term hereof, to comply will all applicable Executive and Federal regulations as set forth in Form SW9368, a copy of which is attached hereto as Attachment G. Seller will defend, indemnify and hold Buyer harmless from and against any loss, liability, damage or expense, including reasonable attorney fees and court costs sustained by Buyer because of Seller's noncompliance herewith.

CONFLICT OF INTEREST

Seller represents and warrants that no officer, director, employee or agent of Buyer has been or will be employed, retained or paid a fee, or otherwise has received or will receive any personal compensation or consideration, by or from Seller or any of Seller's officers, directors, employees or agents in connection with the obtaining, arranging or negotiating of this Contract or other documents or agreements entered into or executed in connection herewith.

CONTINUING AVAILABILITY OF REPLACEMENT AND REPAIR PARTS

Seller agrees to offer for sale to Buyer, for a period of seven (7) years after the shipment date of the last GemStar 4032-GSX chassis purchased under this Contract, functionally equivalent replacement and repair parts for all Material, at fifteen percent (15%) above TSG's cost. Upon oral or written request, TSG will provide to SWBT written substantiation of such costs.

In the event Seller is unable to supply such parts or obtain another source of supply that is acceptable to Buyer, then such inability will be considered to be noncompliance with this clause and Seller agrees, without obligation or charge to Buyer, to provide Buyer with the technical information and any other rights that are owned and/or controlled by Seller, which are required for Buyer to obtain such parts from other sources. TSG will use reasonable commercial efforts to assist Buyer to obtain technical information and other rights not owned and/or controlled by TSG.


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

The "technical information" will include, by way of example only and not by way of limitation:

(a) Manufacturing drawings and specifications of raw materials and components comprising such parts;

(b) Manufacturing drawings and specifications covering any special tooling and the operation thereof;

(c) A detailed list of all commercially available parts and components purchased by Seller on the open market, disclosing the part number, name and location of the supplier thereof and the price.

The foregoing notwithstanding, nothing contained in this clause will waive or otherwise adversely affect Buyer's rights under the WARRANTY clause or any other provision of this Contract, and will not alter any time period within which Seller is obligated to perform as set forth in the Contract.

Seller's obligations under this clause will survive any termination by Buyer pursuant to the TERMINATION clause or any cancellation by Buyer pursuant to the BREACH BY SELLER clause, for a period of seven (7) years after the shipment date of the last GemStar 4032-GSX chassis purchased by Buyer hereunder.

CUSTOM SOFTWARE DEVELOPMENT

Custom Software means unique or specialized computer programs developed by Seller, as requested by Buyer in writing after the date of execution of this Contract. This provision does not apply to software changes or development (including, without limitation, the new SMDR software) which TSG is obligated to provide hereunder. Seller's rate for such development shall not exceed seventy-five dollars ($75.00) per hour and such charges billed to Buyer shall be substantiated upon Buyer's request. The time frame for such development shall be mutually agreed upon in writing by Seller and Buyer on an individual request basis.

Seller's obligations under this clause will continue through September 30, 1998 and will survive any termination by Buyer pursuant to the TERMINATION clause or any cancellation of the Contract by Buyer pursuant to the BREACH BY SELLER clause. However, the parties may extend the provisions of this clause upon mutual agreement in writing. In such event, TSG's hourly rate of seventy-five dollars ($75.00) will be subject to renegotiation.

EMERGENCY SUPPORT SERVICE

Material and Service(s)

In the event any natural or other emergency or disaster occurs whereby Material and/or Service(s) provided pursuant to this Contract is/are rendered inoperative
and  such  a   condition   materially


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

affects   Buyer's  ability  to  provide   telecommunications   services  to  its
subscribers, Seller agrees, at Buyer's request, to assist Buyer as follows:

(a) Seller will locate backup or replacement Material and/or Service(s) for Buyer's use.

(b) Seller will provide Buyer with a periodically updated, current listing of technical support personnel, together with after-hours telephone contact procedures, to assist Buyer in resolving out-of-service conditions.

(c) If Material is available from Seller's stock, Seller will make every effort to ship replacement Material in a manner specified by Buyer within twenty-four (24) hours of receipt of Buyer's request therefor.

(d) When Material required by Buyer is not available from stock for immediate shipment, Seller agrees to pursue the following alternative courses of action:

     (i)  Assist Buyer in locating functionally equivalent substitute Material.

     (ii) If requested by Buyer, schedule the repair or new manufacture of Material on a priority basis. Buyer will indemnify Seller for any penalties incurred by Seller as a result of such priority efforts due to contractual obligations with third parties.

     (iii)Assist Buyer by providing field technical personnel to make temporary modifications and arrangements to mitigate the effects of out-of-service conditions. If requested by Buyer, Seller will document such efforts and any associated charges.

Charges for services performed by Seller under this clause and charges for replacement Material will be at the current Contract price or, if no such Contract price exists, Seller's then current published selling price. Additional charges, if any, for Seller's use of overtime and premium transportation necessary to alleviate the out-of-service condition and authorized by Buyer in writing, will be included as a separate item on Seller's invoice.

Seller will make available the individual whose title, phone number and location are listed below to provide assistance and information on a twenty-four (24) hour basis for all of the support service described above:

                           Director of Technical Services
                           20 Mansell Court East, Suite 200
                           Roswell, Georgia 30076
                           (770) 587-0208
                           (770) 641-7528 (FAX)


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

Software

(a) So long as Buyer continues to use CoinNet as developed by Seller hereunder, but no longer than September 30, 1998, in the event of an emergency out-of-service condition caused by defective software, including firmware, or a disaster or other occurrence wherein Buyer's copy of such software is destroyed or rendered unusable, Seller agrees to ship a replacement copy of the current version of such software as installed at Buyer's installation sites(s), within two (2) business days of oral or written notification by Buyer. Buyer will maintain back-up copies of software in accordance with reasonable disaster recovery procedures.

(b) Seller also agrees that there will be no charge to Buyer for such replacement copy of the software, other than the cost of the media upon which the software resides, plus transportation costs.

(c) In the event a situation arises that warrants the initiation of Disaster Recovery Procedures (the "Procedures") at the installation site where software is installed, and such Procedures require the temporary movement of the operations of such location to back-up facilities of another company or any other temporary back-up facilities, Seller agrees to continue to provide software maintenance for the software as provided in the SOFTWARE MAINTENANCE clause of the contract. All rights and/or obligations of this Contract will remain in effect during the execution of such Procedures.

Material, Services and Software

(a) As to Material and services relating to Material, Seller's obligations under this clause will continue for a period of seven (7) years after the date of last shipment of Material under this Contract unless SWBT agrees in writing to a different period of time. As to software and services relating to software, Seller's obligations under this clause will continue through September 30, 1998, unless SWBT agrees in writing to a different period of time or until SWBT stops using CoinNet as developed by TSG, whichever occurs first. Seller's obligations under this clause will survive any termination by Buyer pursuant to the TERMINATION clause or any cancellation of the Contract by Buyer pursuant to the BREACH BY SELLER clause.

The foregoing notwithstanding, nothing contained in this clause will waive or otherwise adversely affect Buyer's rights under the WARRANTY clause or any other provision of this Contract, and will not alter any time period within which Seller is obligated to perform as set forth in the Contract.

ENGINEERING COMPLAINTS

Buyer reserves the right to notify Seller in cases where Buyer has identified current or potential problems or service issues concerning the operation, maintenance, engineering, installation or design of Material furnished hereunder. Whenever Buyer exercises such right, Seller agrees, without charge to Buyer, to:


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

(a) Accept such notice (hereinafter referred to as an "Engineering Complaint") and handle it in accordance with the latest issue of Bell Communications Research, Inc. ("Bellcore") technical publication GR-230-CORE, entitled "Engineering Complaints and Service Failure Analysis Reports;"

(b) Acknowledge receipt of such Engineering Complaint and notify Buyer of Seller's employee or representative responsible for resolving it, said notice to be provided within fifteen (15) calendar days of Seller's receipt thereof;

(c) Resolve such Engineering Complaint within ninety (90) calendar days of the date Buyer's notice is received, unless a later date is mutually agreed upon by the parties in writing. If unable to resolve an Engineering Complaint within said ninety (90) day period, Seller will issue an "interim report" as defined in GR-230-CORE, above;

(d) Furnish to Buyer a monthly report of the status of each open Engineering Complaint in writing, together with a proposed schedule for the resolution of each;

(e) Notify Buyer in writing when an Engineering Complaint has been resolved, within ten (10) calendar days of such resolution.

All notices and reports to SWBT required under this clause will be provided in accordance with the NOTICES clause of the contract.

The foregoing notwithstanding, nothing contained in this clause will waive or otherwise adversely affect Buyer's rights under the WARRANTY clause or any other provision of this Contract, and will not alter any time period within which Seller is obligated to perform as set forth in the Contract.

Seller's obligations under this clause will continue for a period of seven (7) years after the date of last shipment of Material pursuant to this Contract unless SWBT agrees in writing to a different period of time. Seller's obligations under this clause will survive any termination by Buyer pursuant to the TERMINATION clause or any cancellation of the Contract by Buyer pursuant to the BREACH BY SELLER clause. There will be no charge to Buyer for services provided pursuant to this clause prior to September 30, 1998. After that date, said services will be provided to Buyer at Seller's established rates, which rates will not exceed one hundred dollars ($100.00) per hour.

ERROR CORRECTIONS

Seller will supply code corrections to correct CoinNet software and chassis firmware, errors and/or malfunctions which cause CoinNet either to be unavailable for use by Buyer or fail to meet the applicable REQUIREMENTS therefor. Errors and/or malfunctions may be reported to Seller by Buyer either orally or by written notice to Seller. Seller will notify Buyer in writing of the existence of any significant error and/or malfunction relating to Buyer's processing environment or use of the CoinNet software within forty-eight (48) hours after Seller receives notice or otherwise becomes aware of the error and/or malfunction. "Hardware" as used herein means any equipment associated with the use of CoinNet or other software.

1.  Procedures

The error correction procedures applicable to correct errors in said software or CoinNet will be in accordance with the following levels of error severity assigned by Buyer based on the following conditions:

     (a)  Severity Level 1:

          Said software and/or CoinNet functionality is inoperative and/or intermittent; inability to use is considered by Buyer to have critical impact to Buyer's operations.

          Resolution

          Seller will respond and begin diagnosis of the problem immediately. Resolution will be within four (4) hours after Buyer's oral or written notification to Seller. Resolution of the error will be in the form of program code corrections or procedures for Buyer to bypass or work around the error condition in order to continue operations. If a bypass procedure is utilized. Seller will continue error correction activity on a twenty-four (24) hour basis until a permanent correction is provided to Buyer.

     (b)  Severity Level 2:

          Said software and/or CoinNet is partially inoperative and/or intermittent; the inoperative portion is a considered by Buyer to have a less critical impact on Buyer's operations than Severity Level 1 errors, but is considered by Buyer to be severely restrictive.
          Resolution of intermittent error conditions will be handled on a case-by-case basis.

          Resolution

          Seller will respond and begin diagnosis of the problem immediately. Resolution will be within eight (8) hours after Buyer's notification to Seller. Resolution of the error will be in the form of program code corrections or procedures for Buyer to bypass or work around the error condition. If a bypass procedure is utilized, the trouble reported will be downgraded to a Severity Level 3.

     (c)  Severity Level 3:

          Said software and/or CoinNet is usable but with limited functionality. Error condition is not considered by Buyer to be critical to Buyer's continuing operations. Buyer has determined a method to work around the error condition.

     Resolution

          Seller will respond and begin diagnosis within six (6) hours. Resolution will be within seventy-two (72) hours after Buyer's notification to Seller. Resolution of the error will be either correction or a report of activities necessary to correct the error condition. If a report of activities is utilized, correction will be accomplished within seven (7) days from time of notification.

     (d)  Severity Level 4:

          Said software and/or CoinNet functionality is usable, but correction is required by the next maintenance release. In the event of a Severity Level 4 condition, Seller will suggest a resolution to correct the error condition as soon as possible.

          Resolution

          Resolution will be implemented by the next regularly scheduled maintenance release.

2.  Escalation Procedures

Seller will correct any and all errors in said software and/or CoinNet in accordance with the procedures applicable to the respective Severity Levels as described in this clause, regardless of the source of identification. If Seller determines that such errors cannot be corrected within the specified intervals, Seller will immediately initiate an escalation procedure to:

(a)  Immediately assign sufficiently skilled personnel to correct the error;

(b) Immediately notify Seller's senior management personnel that such error has not been corrected and that the escalation procedure has been activated;

(c) Provide weekly written status reports of continuing uncorrected errors to Buyer in accordance with the NOTICES clause. A copy of each such report will also be sent via fax to SWBT's Director-Technology Integration at
     (210) 222-7702, on the same date.

3.  Credits to Buyer

If any software and/or CoinNet error cannot be corrected by Seller in accordance with this clause, Seller agrees to grant to Buyer, on the next repair invoice, an "error credit" calculated separately for each error severity level as follows:

(a)  Severity Level 1:

     The number of hours or portion thereof of inability to use over four (4) hours, multiplied by an amount of money equivalent to Seller's average hourly maintenance rate;


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

(b)  Severity Level 2:

     The number of hours or portion thereof of partial inability to use over eight (8) hours, multiplied by an amount equivalent to Seller's average hourly maintenance rate;

(c)  Severity Level 3:

     The number of business days or portion thereof of limited operation over five (5) business days, multiplied by an amount equivalent to Seller's eight hour business day daily maintenance rate;

(d)  Severity Level 4:

     No credit will be applicable. However, Seller will continue to attempt to correct all such errors until correction is accomplished.

     Seller's obligations under 3(a), (b), (c) and (d) of this clause will continue for the period from date of execution of the Contract until September 30, 1998.

4.   Rate

Seller's   average  hourly   maintenance  rate  for  purposes  of  paragraph  3,
immediately preceding, is twenty-five ($25.00) dollars regardless of the applicable Severity Level.

The foregoing notwithstanding, nothing contained in this clause will waive or otherwise adversely affect Buyer's rights under the WARRANTY clause or any other provision of this Contract, and will not alter any time period within which Seller is obligated to perform as set forth in the Contract.

Seller's obligations under this clause will continue for a period of seven (7) years after the date of last shipment of new GemStar 4032-GSX kits purchased under this Contract unless SWBT agrees in writing to a different period of time or until SWBT stops using CoinNet as developed by TSG, whichever occurs first. Seller's obligations under this clause will survive any termination by Buyer pursuant to the TERMINATION clause or any cancellation of the Contract by Buyer pursuant to the BREACH BY SELLER clause. Services provided by Seller under this clause will be provided to Buyer at no charge through September 30, 1998. After that date said services will be provided to Buyer at Seller's established rates, which rates will not exceed one hundred dollars ($100.00) per hour.

EXECUTION / ENTIRE AGREEMENT

Execution of this Contract will be unqualified and unconditional, and subject to and expressly limited to the REQUIREMENTS, terms and conditions of this Contract. All previous offers by Seller are hereby rejected and Buyer will not be bound by terms additional to or different from those contained herein that may appear in any other communication from Seller, unless such terms are expressly agreed to in a written instrument signed by Buyer. Acceptance of Material or services, payment, or any inaction by Buyer will not constitute Buyer's consent to or acceptance of any such additional or different terms.

Upon execution, the terms contained in this Contract constitute the entire agreement between Seller and Buyer with regard to the subject matter hereof and supersedes any and all prior oral or written communications, agreements and understandings of the parties, if any, with respect thereto. THIS CONTRACT MAY NOT BE MODIFIED EXCEPT BY A WRITTEN INSTRUMENT SIGNED ON BEHALF OF EACH PARTY BY THEIR RESPECTIVE REPRESENTATIVES WHO SIGN THIS CONTRACT, OR THEIR SUCCESSORS IN TITLE AND AUTHORITY. If either party's representative is no longer employed by Buyer/Seller or has been demoted, or if the approval level no longer exists, a manager at a level equal to or exceeding the original level must execute any revisions to this Contract.

F.O.B.

Material purchased hereunder will be shipped F.O.B. Origin, prepaid.

FORCE MAJEURE

Neither party hereto will be held responsible for any delay or failure in performance of any provision of this Contract to the extent that such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authorities, Act of God, the public enemy, acts or omissions of carriers, or any other cause beyond the control of Seller or Buyer. If any force majeure condition occurs, the party delayed or unable to perform will give immediate notice thereof to the other party (the "affected party") and the affected party may elect to:

(a) Terminate this Contract or any purchase of Material not already shipped or services not already performed, after six (6) months notice of the force majeure condition and said condition is not cured, provided that any such termination will not occur prior to March 31, 1998; or

(b) Immediately suspend this Contract for the duration of the force majeure condition, buy or sell elsewhere the Material to be bought or sold or services not already performed hereunder, deduct from the quantity of any purchase commitments under this Contract the quantity bought or sold or for which such purchase commitments have been made elsewhere; not make any further payments to Seller for new chassis to be purchased hereunder except for product actually delivered to Buyer; and not make additional milestone payments scheduled herein.

     However, if any such force majeure condition affects only Seller's ability to deliver said Gemstar 4032-GSX kits to be purchased hereunder, Buyer will not be required to make any further payments for such Gemstar 4032-GSX kits not already shipped and/or received but,


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     in such event,  the other  provisions  of the Contract  will remain in full force and effect and the parties' respective obligations under such other provisions will continue as set forth in the Contract. In such event, Buyer may terminate any obligation under the Contract to purchase new GemStar 4032-GSX kits not already shipped, after six (6) months notice of the force majeure condition and said condition is not cured, provided that any such termination will not occur prior to March 31, 1998.

(c) In the event of either (a) or (b), resume performance hereunder once the force majeure condition ceases, provided that, if performance is resumed, the party suffering the force majeure condition will have the option to extend the term of this Contract up to the length of time the force majeure condition endured.

Unless written notice to the contrary is given within thirty (30) days after the affected party is notified of the force majeure condition, option (b) above will be deemed selected.

FREIGHT CLASSIFICATION

Material purchased hereunder will be shipped to Buyer subject to freight charges
appropriate   for  goods  as   classified   in  the   "National   Motor  Freight
Classification Catalog."

HAZARDOUS MATERIALS / REGULATED SUBSTANCES

A "regulated substance," as referenced in this clause, is a generic term used to describe all materials that are regulated by the federal or any state or local government during transportation, handling and/or disposal. This includes, but is not limited to, materials that are regulated as: (a) "hazardous materials" under the "Hazardous Materials Transportation Act;" (b) "chemical hazards" under current Occupational Safety and Health Administration ("OSHA") standards; (c) "chemical substances or mixtures" under the "Toxic Substances Control Act;" (d) "pesticides" under the "Federal Insecticide, Fungicide and Rodenticide Act;" and
(e) "hazardous wastes" as defined or listed under the "Resource Conservation and Recovery Act," and all amendments to any of the foregoing.

If any Material purchased under this Contract contains a regulated substance, Seller agrees to notify Buyer immediately and provide to Buyer all necessary notification and other information (including but not limited to OSHA Material Safety Data Sheets) regarding said regulated substance required by law. Seller further agrees to defend, indemnify and hold Buyer harmless from and against any loss, liability, damage or expense (including attorney fees and court costs) sustained by Buyer because of Seller's noncompliance herewith.

HEADINGS

The headings of the clauses herein are inserted for convenience only and are not intended to affect the meaning or interpretation of this Contract.


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INFANT MORTALITY

Unless otherwise agreed to in writing by Buyer, Seller hereby agrees that Material furnished hereunder by Seller will, at the time of shipment, have sufficient burn-in operating time at the component, circuit pack and/or system level to assure an Infant Mortality Factor ("IMF") of not more than 3.2, compiled with a minimum sample test of three pieces in accordance with Bellcore Specification TR-TSY-000456, Issue 1, Section 7.2.1 (November 1989). The IMF is the ratio of the failures experienced in the first year of operation (8,760 hours) to the failures experienced in a year of operation at Steady State Reliability ("SSR") assuming a Weibull Infant Mortality Model with a slope of
0.75 and 10,000 hours to reach SSR.

Seller further agrees that it will, at no charge, provide Buyer or its representative the accessibility and assistance necessary for Buyer or its representative to verify that Material purchased hereunder satisfies the IMF and SSR requirements.

Nothing contained herein will affect Buyer's rights hereunder, under any warranty, or under any other provisions of the Contract.

INFRINGEMENT

Seller agrees to indemnify and hold Buyer harmless from and against any loss, liability, damage or expense (including increased damages for willful infringement, punitive damages, attorney fees and court costs) that may result by reason of any infringement, or claim of infringement, of any trade secret, patent, trademark, copyright or other proprietary interest of any third party based on the normal use or installation of any Material, software, documentation, program or services furnished to Buyer hereunder, whether arising during or after performance pursuant to the Contract, except to the extent that such claim arises from Seller's compliance with Buyer's detailed instructions for which Buyer agrees to indemnify Seller. Such exception will not, however, include:

(a)  Merchandise available on the open market or the same as such merchandise.

(b)  Items of Seller's origin, design or selection.

Seller warrants that it has made reasonable independent investigation to determine the legality of its right to produce and sell the Material, other products and services provided pursuant to this Contract.

If an injunction or other order is obtained against Buyer's use of any Material, software, documentation, program or services, or if in Seller's opinion any Material, software, documentation, program or service is likely to become the subject of a claim of infringement, Seller will, at its expense:

(i) Procure for Buyer the right to continue using the Material, software, documentation, program or service; or


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(ii) After  consultation with Buyer,  replace or modify the Material,  software, documentation,  program  or service  so that it  constitutes  substantially
     similar,   functionally  equivalent,   noninfringing  Material,   software,
     documentation, program or service.

If the Material, software, documentation, program or service is purchased or licensed and neither (i) or (ii) above is possible, Buyer may cancel the applicable order and/or require Seller to remove such Material, software, documentation, program or service from Buyer's location and refund to Buyer any charges paid therefor.

In no event will Buyer be liable to Seller for any charges after the date that Buyer no longer uses the Material, software, documentation, program or service because of actual or claimed infringement.

Each party hereto agrees to defend or settle, at its own expense, any action or suit against the other party hereto for which it is responsible under this clause. Each party further agrees to notify the other party promptly of any claim of infringement for which the other party is responsible hereunder and cooperate in every reasonable way to facilitate the defense thereof.

In the event that Seller, after notification of any claim for which Seller is responsible, does not assume the defense of such action, Seller will reimburse Buyer for all of its costs incurred in the defense of the claim, including, but not limited to, attorney fees and interest on Buyer's payment of said amounts from the date of said payment.

INSIGNIA

Upon Buyer's written request, Seller will affix certain of Buyer's trademarks, trade names, insignia, symbols, decorative designs or evidences of Buyer's inspection (hereafter collectively called "Insignia") to the Material furnished hereunder. Such Insignia will not be affixed, used or otherwise displayed on or in connection with the Material, without Buyer's prior written approval. The manner in which such Insignia will be affixed must be approved in writing by Buyer.

Seller agrees to remove all Insignia from Material rejected or not purchased by Buyer prior to any sale, use or disposition thereof by Seller. Seller further agrees to defend, indemnify and hold Buyer harmless from and against any claim, loss, damage or expense (including attorney fees and court costs) arising out of Seller's failure to so remove the insignia. This clause will in no way alter or modify Seller's obligations under the USE OF INFORMATION clause of the Contract.

INSURANCE

With respect to performance hereunder, Seller agrees to maintain, at all times during the term of this Contract, or period during which Seller's obligations hereunder survive termination or cancellation of the Contract, the following insurance coverage and any additional insurance and/or bonds required by law:


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(a)   Workers'  Compensation  insurance with benefits afforded under the laws of the state in which the work is to be performed.

(b) Employer's Liability insurance with minimum limits of $100,000 for bodily injury by accident or disease, per employee, and $500,000 for bodily injury by accident or disease, policy aggregate.

(c) General Liability insurance with minimum limits of $1,000,000 per occurrence for bodily injury and property damage arising out of Premises/Operations, $1,000,000 per occurrence Personal Injury and $1,000,000 General Policy Aggregate (applicable to Commercial General Liability Policies), and $1,000,000 per occurrence/aggregate for Products/Completed Operations. Coverage must include Blanket Contractual, Independent Contractor's Liability and Broad Form Property Damage and name Buyer as an "Additional Insured."

(d) If use of motor vehicles is required, Automobile Liability insurance with minimum limits of $1,000,000 per occurrence for bodily injury and property damage, which coverage extends to all owned, hired and non-owned autos.

Insurance companies affording coverage hereunder must have a Best's Rating of B+VII or better.

Upon Buyer's request, Seller agrees to furnish certificates or other acceptable proof of the foregoing insurance which will provide for Buyer to be notified in writing at least thirty (30) days prior to cancellation of or any material change in any of the insurance evidenced thereby.

LIABILITY AND INDEMNIFICATION

SELLER  AGREES TO  INDEMNIFY  AND SAVE  BUYER  (AND ALL  PARENT,  AFFILIATE  AND
SUBSIDIARY COMPANIES, AND INCLUDING ALL OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES THEREOF) HARMLESS FROM AND AGAINST ANY AND ALL LIABILITY, LOSS, DAMAGE OR EXPENSE (INCLUDING ATTORNEY FEES AND COURT COSTS) INCURRED BY BUYER IN CONNECTION WITH ANY CLAIM, DEMAND OR SUIT FOR DAMAGES, INJUNCTION OR OTHER RELIEF, CAUSED BY, RESULTING FROM OR ATTRIBUTABLE TO THE MATERIAL OR THE ACTS OR OMISSIONS OF SELLER (INCLUDING ANY OF ITS SUPPLIERS, AGENTS OR SUBCONTRACTORS, BUT EXCEPTING NEGLIGENT ACTS OR OMISSIONS SOLELY ATTRIBUTABLE TO BUYER), WHETHER ARISING DURING OR AFTER PERFORMANCE PURSUANT TO THE CONTRACT, IN FURNISHING THE MATERIAL OR PERFORMING SERVICES HEREUNDER. THIS INDEMNITY WILL SURVIVE THE DELIVERY, INSPECTION AND ACCEPTANCE OF MATERIAL OR PERFORMANCE OF SERVICES HEREUNDER.

SELLER FURTHER AGREES TO DEFEND BUYER (AND ALL PARENT, AFFILIATE AND SUBSIDIARY COMPANIES, INCLUDING ALL OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES THEREOF), AT BUYER'S REQUEST, AGAINST ANY SUCH CLAIM, DEMAND OR SUIT AND BUYER AGREES TO PROMPTLY NOTIFY


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

SELLER OF ANY CLAIM OR DEMAND AGAINST BUYER FOR WHICH SELLER IS OR MAY BE RESPONSIBLE UNDER THIS CLAUSE.

SELLER'S FOREGOING AGREEMENT TO INDEMNIFY AND SAVE BUYER (AND ALL PARENT, AFFILIATE AND SUBSIDIARY COMPANIES, INCLUDING ALL OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES THEREOF), HARMLESS AND DEFEND INCLUDES, BUT IS NOT LIMITED TO, ANY CLAIM, SUIT OR ACTION OF INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT, TRADE SECRET OR ANY OTHER INTELLECTUAL PROPERTY OF ANY THIRD PARTY.

SELLER AGREES NOT TO IMPLEAD OR BRING ANY ACTION AGAINST BUYER (AND ALL PARENT, AFFILIATE AND SUBSIDIARY COMPANIES, INCLUDING ALL OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES THEREOF), BASED ON ANY CLAIM BY ANY PERSON FOR PERSONAL INJURY OR DEATH THAT OCCURS IN THE COURSE OR SCOPE OF EMPLOYMENT OF SUCH PERSON BY SELLER AND THAT ARISES OUT OF MATERIAL OR SERVICES FURNISHED UNDER THIS CONTRACT OR RESULTING FROM SELLER'S BREACH OF THE USE OF INFORMATION CLAUSE OF THE CONTRACT.

LICENSES

No licenses, express or implied, under any patents are granted by Buyer to Seller under this Contract.

MATERIAL/SOFTWARE DOCUMENTATION

Seller agrees to provide, at no charge to Buyer, copies of all pertinent Material/Software documentation so that Buyer will have a complete set of documentation to operate, support, maintain, order, and install the Material/Software purchased by or provided to Buyer. As to software and firmware, such documentation includes without limitation, the source code, program materials and other documentation described in Attachment A, Section
III. Any and all such documentation is confidential and proprietary, if so marked by Seller.

Seller further agrees to provide to Buyer all documentation associated with any Material change/correction, whether in or out of warranty, and all changes, corrections or revisions to software and services provided to Buyer pursuant to this Contract. This documentation will be provided to Buyer by Seller before any Material, software or service is installed, delivered, implemented and/or accepted, except as otherwise mutually agreed in writing. In the event of a software overwrite correcting an emergency, service-affecting problem/defect, any and all of the information necessary to resolve such problem/defect will be provided in writing via facsimile or, if requested by Buyer, orally by telephone. There will be no charge to Buyer for this documentation and/or information, including the delivery mechanism and periodic updates. The medium on which such documentation is to be provided will be by mutual consent. All documentation subject to the provisions of this clause will be provided to Buyer on or before the


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

dates set forth in the SOURCE CODE REQUIREMENTS clause of the Contract. Buyer may reproduce any and all documentation marked by Seller as proprietary or confidential, for its own internal use, and will include Seller's copyright notices, if any, on all such reproductions.

Buyer may modify any documentation for its own use, and at its own expense, to meet its specific requirements. The conditions and charges, if any, for Seller's support of such modifications will be subject to agreement between Seller and Buyer. Any unmodified portion of such modified documentation will be subject to the same conditions and limitations as have been designated herein for the original documentation. Title to any such modified documentation will reside with Buyer.

As to Material and services relating to Material, Seller's obligations under this clause will continue for a period through September 30, 1998 unless SWBT agrees in writing to a different period of time. As to software and services relating to software, Seller's obligations under this clause will continue for a period through September 30, 1998 unless SWBT agrees in writing to a different period of time or until SWBT stops using CoinNet as developed by TSG, whichever occurs first. Seller's obligations under this clause will survive any termination by Buyer pursuant to the TERMINATION clause or any cancellation of the Contract by Buyer pursuant to the BREACH BY SELLER clause.

MODIFICATION TO CONFORM TO LAWS

This Contract and all obligations hereunder will be subject to all applicable laws, court orders, rules and regulations (collectively "Laws"), including, by way of illustration and not limitation, the Telecommunications Act of 1996. In the event this Contract, or any of the provisions hereof or the operations contemplated hereunder, are found to be inconsistent with or contrary to any such Laws, the latter will be deemed to control and, if commercially practicable, this Contract will be regarded as modified accordingly and will continue in full force and effect as so modified. If such modified Contract is not commercially practicable, in the opinion of either party, then the parties agree to meet promptly and discuss any necessary amendments or modifications in order to comply with any such Laws, and if mutual agreement cannot be reached, then this Contract may be terminated immediately by either party.

MONTHLY SHIPMENT REPORTS

Seller shall provide Buyer a completed Monthly Shipment Report for Material purchased, repaired or recertified and shipped to Buyer in the preceding month (including recertified chassis returned to SWBT) by the fifteenth (15th) calendar day of the following month. The first report will be for the month of June 1997, and reports shall continue from month to month thereafter. Each report will be delivered to SWBT in accordance with the NOTICES clause of the Contract. A copy of each report will also be sent via facsimile to SWBT's Director-Technology Integration, (210) 222-7702, on the same date.


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

NON-EXCLUSIVE DEALING

It is expressly understood and agreed that this Contract does not grant Seller an exclusive privilege to sell to Buyer all Material which Buyer may require. It is, therefore, understood that Buyer may contract with other manufacturers and suppliers for the procurement of comparable products or services. However, in such event, Buyer does not waive any of Seller's obligations under the Contract. As to the 11,000 new GemStar 4032-GSX kits to be purchased hereunder, however, except as otherwise provided in the Contract, Buyer is required to purchase all of said new GemStar kits from Seller.

NON-WAIVER

No course of dealing or failure of either party to strictly enforce any term, right or condition of this Contract will be construed as a waiver of such term, right or condition. The waiver by Buyer in one instance of any default of Seller hereunder will not be deemed a waiver of any other default of Seller. The express provision herein for certain rights and remedies of Buyer are in addition to any other legal and equitable rights and remedies to which Buyer would otherwise be entitled.

NOTICES

Any notice, demand or report which under the terms of this Contract or otherwise must or may be given or made by Seller or Buyer to the other, will be in writing and given or made by overnight delivery service, facsimile, telegram or similar communication or by certified or registered mail, return receipt requested, addressed to the respective parties as shown:

(a)     If to Buyer:      Southwestern Bell Telephone Company
                          Procurement Contracting
                          1010 Pine - Suite 900
                          St. Louis, Missouri  63101
                          Attn:  Mrs. Gail Meyers

(b)     If to Seller:     Technology Service Group, Inc.
                          20 Mansell Court East - Suite 200
                          Roswell, Georgia   30076
                          Attn:  President

A copy of each such notice, demand or report to SWBT will also be sent via fax to SWBT's Director-Technology Integration, (210) 222-7702, on the same date the original is sent.

Unless otherwise provided, such notice or demand will be deemed to have been given or made when sent, if sent by overnight delivery service, facsimile, telegram or similar communication, or when deposited, postage prepaid, in the U.S. mail.

The above addresses may be changed at any time by giving thirty (30) days prior written notice as provided above.


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PLANT AND WORK RULES

Each party's employees and agents will, while on the premises of the other or at any other location while performing services under this agreement for SWBT, comply with all plant rules and regulations, including, but not limited to, the section of SBC Communications Inc.'s "Code of Business Conduct," a copy of which is available upon request, which prohibits the possession of any weapon or implement which might be used as a weapon, on SWBT premises or properties. In addition, the parties agree that, where required by government regulations, Seller will submit satisfactory clearance from the U.S. Department of Defense and/or other federal authorities concerned.

PUBLICITY

Seller agrees not to advertise or, except as required by the disclosure requirements of the U.S. Securities and Exchange Commission ("SEC"), otherwise make known to others any information regarding this Contract. Seller further agrees not to use in any advertising or sales promotions, press releases or other publicity matters, any endorsements, direct or indirect quotes, or pictures implying endorsement by Buyer or any of its employees. Seller agrees to require its subcontractors to comply with these restrictions. Buyer will provide a copy of the final version of the Contract, except for Attachments B, C and D, to Seller on a diskette.

QUALITY ASSURANCE

1. Seller hereby agrees that the Material furnished hereunder by Seller will be subject to:

(a) Seller's quality control activities and procedures, including any performance measurements, testing, quality process reviews or inspections to implement such procedures, which are hereinafter collectively referred to as the Quality Program Standards ("QPS").

(b) The requirements contained in the current issues of the following Bellcore documents and subsequent issues thereof:

     TR-NWT-000332 - "Reliability Prediction Procedure for Electronic Equipment"

     TR-TSY-000357 - "Component Reliability Assurance Requirements for
                      Telecommunications Equipment"

     TR-NWT-000078 - "Generic Physical Design Requirements for
                      Telecommunications Products and Equipment"

     TR-NWT-001037 - "Statistical Process Control Program Generic Requirements"

     TR-NWT-001359 - "Supplier Data - Basic Generic Requirements"


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

     GR-1252-CORE -  "Quality System Generic Requirements For Hardware"

2.   Process   Surveillance   procedures  may  be  initiated  by  Buyer  or  its
     representative. Seller further agrees that it will:

(a) Notify Buyer or its representative when Material is ready for examination and give Buyer or its representative reasonable opportunity to examine
     Material at any time prior to the scheduled shipment date. At Buyer's option, examination of Material may be performed prior to final assembly and/or completion of manufacturing or repair processes in accordance with the above-referenced requirements;

(b) Provide Buyer or its representative with copies of Seller's and Seller's sub-contractor(s)' quality manual(s), current inspection procedures and/or product specifications for the Material furnished hereunder, provided the same can be obtained from Seller's sub-contractor(s) and provided Seller's sub-contractor(s) consent to such disclosure. Seller will make commercially reasonable efforts to comply with this provision by July 2, 1997;

(c) Maintain and make available to Buyer or its representative the data obtained through Seller's quality control procedures which demonstrate that the Material meets the specified quality and reliability requirements;

(d) Provide Buyer or its representative, at no charge, access to Seller's test equipment, facilities, data and specifications, assistance from Seller's personnel and sufficient working space to enable Buyer or its representative to perform said Quality Assurance Examination and/or Process Surveillance and/or a review of Seller's total quality program at Seller's facilities;

(e) Only Material subject to review by Buyer or its representative will be accepted for delivery to Buyer. Where Seller is authorized by Buyer to establish a stock of Material for future shipment, such Material will be available for examination by Buyer or its representative prior to reserving same for Buyer and such reserved Material will not be shipped on orders to anyone other than Buyer; and

(f) The purchase of any Material hereunder is subject to Buyer's inspection and acceptance after delivery thereof.

The foregoing notwithstanding, nothing contained in this clause will waive or otherwise adversely affect Buyer's rights under the WARRANTY clause or any other provision of this Contract, and will not alter any time period within which Seller is obligated to perform as set forth in the Contract.

RECORDS AND AUDIT

Seller agrees to maintain complete and accurate records of all amounts billable to and payments made by Buyer hereunder in accordance with standard recognized accounting practices. Seller


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shall retain such records for a period of three (3) years from the date of final payment for Material or services specified. Seller further agrees to provide written substantiation of any disputed invoice amount to Buyer within thirty
(30) calendar days after receipt of written notification of such dispute.

Seller agrees that Buyer shall have the right through its accredited representatives to inspect and audit, during normal business hours, the time and material charges invoiced to Buyer hereunder. This right to audit shall be limited to validating the accuracy of Seller resources utilized and associated charges to Buyer and expressly excludes the right to audit the composition of rates invoiced, any cost or pricing data, records and information pertaining to any other Buyer or Seller's accounting policies or practices. Should Buyer request an audit, Seller will make available the pertinent utilization records and files. All costs directly attributable to such audit will be paid by Buyer.

RELEASES VOID

Neither party will require waivers or releases of any personal rights from representatives of the other in connection with visits to each other's respective premises, and no such releases or waivers will be pleaded by Seller, Buyer or third persons in any action or proceeding.

RELIABILITY

Beginning July 2, 1997, Buyer and Seller will monitor the cumulative failure rate of the Material specified below. If the cumulative failure rate of any such Material exceeds that identified in paragraph (a) or (c) of this clause, or if CoinNet fails to perform as set forth in (d), any such failure(s) will constitute a breach of contract by Seller.

(a)  Chassis

     For purposes of this clause the term "cumulative base chassis" means the total number of chassis recertified by TSG (as described above in the COMMITMENTS OF THE PARTIES clause) and new chassis purchased hereunder, which are deployed by SWBT in the field. The term "cumulative failure rate" means the percentage of the cumulative base chassis which fail to perform per the REQUIREMENTS. TSG warrants that the cumulative failure rate of the cumulative base chassis will not exceed six percent (6%). The first cumulative failure rate calculation will be on October 31, 1997. Subsequent cumulative failure rate calculations will be made as of the last business day of each month after October 1997. Failures, for purposes of cumulative failure rate calculations as described in this clause, include infant mortality and out of box failures. Cumulative failure rate calculations will be adjusted as necessary for any errors identified by Buyer or its representatives pursuant to the REPAIR SERVICES FOR MATERIAL and COMMITMENTS OF THE PARTIES clauses of the Contract, including any and all errors made by Seller in the designation of cumulative base chassis as No Trouble Found ("NTF") chassis.


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

(b) If the NTF's for all chassis returned to TSG for repair (excluding chassis returned for recertification) for any one calendar month after June 1997 exceed ten percent (10 %) of the total number of chassis returned for repair during that month, Buyer will pay Seller a charge of twenty-five dollars ($25.00) for each of the chassis which exceed ten percent (10%).

(c) TSG warrants that, beginning with June 1, 1997, the cumulative failure rate of the four hundred sixty-seven (467) new CMI electronic keys delivered in April and May 1997 will not exceed six percent (6%). The cumulative failure rate of said keys will be the percentage of the four hundred sixty-seven
     (467) keys which fail to perform per the REQUIREMENTS. The first cumulative failure rate calculation date of the keys will be August 31, 1997.

(d) TSG warrants that, beginning at 5:00 P.M. CDT, July 2, 1997, CoinNet will perform per the REQUIREMENTS at all times up to and including September 30, 1998.

REPAIR SERVICES FOR MATERIAL/SELECTION OF OUTSIDE REPAIR VENDOR

TSG will provide repair services for Material still under warranty and for Material which is out-of-warranty, as follows:

(a)  Material Under Warranty

     Seller will provide repair services for Material still under warranty throughout the warranty period, at no charge to Buyer.

     Material repaired while still under warranty will be warranted by TSG to perform per the REQUIREMENTS for the balance of the original warranty period or ninety (90) days, whichever is greater.

     If a unit of Material under warranty is returned to Seller as provided in this clause, and is determined to be beyond repair, Seller will so notify Buyer and will provide a replacement to Buyer, which replacement will be warranted by Seller for the balance of the original warranty period or ninety (90) days, whichever is greater.

     All transportation charges for and risk of in-transit damage or loss to Material still under warranty shipped to Seller by Buyer for repair, will be borne by Seller. All transportation charges for and risk of in-transit damage or loss to repaired Material shipped to Buyer by Seller, will also be borne by Seller.

(b)  Material Not Under Warranty

     Seller agrees to provide out-of-warranty repair service on all Material purchased by Buyer before or after execution of the Contract, at Buyer's expense. Out-of-warranty material will be shipped by Buyer to Seller for repair to a destination designated by Seller.


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     Out-of-warranty  Material returned to Seller for repair will be repaired by
     TSG and warranted to perform per the REQUIREMENTS for ninety (90) days from the date of return shipment.

     If out-of-warranty material returned for repair is determined to be beyond repair, Seller will so notify Buyer. If requested, Seller will sell Buyer a replacement at the higher of the Contract price or Seller's then current published price or, if no such prices exist, at a price to be mutually agreed upon by the parties. In such event, the replacement will be warranted by Seller to perform per the REQUIREMENTS for a period of one (1) year.

     All transportation charges for and risk of in-transit damage or loss to out-of-warranty Material returned to Seller for repair under this clause, will be borne by Buyer. All transportation charges associated with the return of such repaired or replacement Material to Buyer, will be borne by Buyer but prepaid by Seller and listed as a separate item on Seller's invoice for repair. Seller will bear the risk of in-transit damage or loss for shipments of repaired or replacement Material to Buyer.

     The cost to Buyer of out-of-warranty repair for chassis will be fifty dollars ($50.00) per chassis, which cost will be subject to annual rate increases of no more than five percent (5%).

(c)  Procedures Applicable to Both Under Warranty and Out-of-Warranty Repair

     Buyer may contact Seller concerning any questions that may arise concerning repair, at no charge to Buyer.

     Buyer shall furnish the following information with Material returned to Seller for repair: (a) Buyer's name and complete address; (b) name(s) and telephone number(s) of Buyer's employee(s) to contact in case of questions about the Material to be repaired; ( c) "ship to" address for return of repaired Material if different from address in (a); (d) a complete list of Material returned; (e) the nature of the defect or failure, if known; and
     (f) whether or not the returned Material is still under warranty.

     Repair or replacement Material will be marked by Seller to show the warranty expiration date, stenciled or otherwise identified in a permanent manner, at a readily visible location on the Material and packing box.

     All invoices originated by Seller for repair services must be clearly identified as such, and must contain a reference to Buyer's order for said repair services. Invoices for repair services will be paid by Buyer, net thirty (30) days.

     In addition to the foregoing, TSG will provide Monthly Repair Reports to SWBT in accordance with the NOTICES clause of the Contract. A copy of each report will also be sent via facsimile to SWBT's Director-Technology Integration, (210) 222-7702, on the same date. Each report will include the preceding calendar month and must be received by SWBT by the fifteenth
     (15th) calendar day of the following month. The first report will be for the month of June 1997. Each report will include the following information:
     1) the total number


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     of chassis recertified by TSG (as described above in the COMMITMENTS OF THE
     PARTIES clause), new chassis purchased hereunder, and deployed TSG chassis purchased by SWBT prior to the execution of this Contract which are still under warranty, which were tested by TSG during each such month; 2) the number of said chassis tested during each such month and found not to perform per the REQUIREMENTS; 3) the repairs that were required; and 4) the number of said chassis which were determined by TSG to be NTF during each such month.

     SWBT or its representatives will have the right to audit the testing and repair performed by TSG pursuant to this clause at any time, wherever performed, upon giving twenty-four (24) hours oral or written notice to TSG.

     Unless otherwise agreed upon by the parties, Seller will make commercially reasonable efforts to repair and return ship all repaired and replacement Material within thirty (30) calendar days of receipt of the Material for repair.

(d)  Selection of Outside Repair Vendor by TSG

     TSG, at no charge to SWBT, will select and train a qualified, competent repair vendor ("outside vendor") acceptable to SWBT by December 31, 1997, and provide said vendor with all manuals, specifications, documents and other information needed to perform repair on all Material. SWBT will not unreasonably withhold its approval of an outside vendor so selected by TSG. SWBT will have the right to require reasonable assurance from TSG of said vendor's qualifications and that said outside vendor has been adequately trained to perform the competent repair of all Material. TSG will also provide said vendor with a list of all repair parts that are needed, or may be needed, to repair all Material, and will identify each such repair part by part number or other identification, and identify the manufacturer and/or supplier of each such part. It will be TSG's responsibility to reach agreement with said vendor regarding the protection of TSG's confidential technical documentation and information.

     TSG will sell all parts necessary to make repairs to the Material to the outside vendor at fifteen percent (15%) above TSG's cost. TSG will provide written substantiation of such cost to SWBT, upon request.

     SWBT will have the right to negotiate the cost of repair of SWBT's Material directly with the outside vendor selected by TSG. If said outside vendor will not agree to provide repair services at an average price within one hundred fifty percent (150%) of TSG's price, TSG will pay to the outside vendor on Buyer's behalf, the incremental difference between one hundred fifty percent (150%) of TSG's price and the outside vendor's price, through September 30, 1998.

     TSG's failure to select and train an outside repair vendor as required herein will constitute a breach of the Contract by TSG, concerning which breach SWBT is not required to provide advance notice nor allow TSG an opportunity to cure. In the event of such breach, SWBT


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     will have the right to immediately  cancel this Contract without penalty or further obligation to TSG, including the payment to be made to TSG on December 31, 1997 and all subsequent payments scheduled thereafter under the Contract. Further, in such event, SWBT will not be obligated to purchase or accept any additional shipments of new GemStar 4032-GSX kits scheduled hereunder.

(e)  Selection of Outside Repair Vendor by SWBT

     TSG will not have the  exclusive  right  to  provide  repair  services  for
     Materials. SWBT may, at any time during the time TSG is obligated to provide said repair services hereunder, select a vendor of SWBT's choice to provide such services. TSG will provide said vendor information, documentation, repair parts and parts lists ("resources") in accordance with TSG's obligations to provide such resources to a repair vendor selected by TSG as described in paragraph (d) of this clause, provided that such vendor selected by SWBT signs an appropriate non-disclosure agreement regarding the protection of TSG's proprietary information and documentation. TSG will provide services under this sub-paragraph (e) at an hourly rate of seventy-five dollars ($75.00). If travel by TSG personnel is required, Buyer will reimburse TSG for normal business travel expenses. TSG will not be responsible to provide computer hardware to any vendor selected by SWBT.

     The foregoing notwithstanding, nothing contained in this clause will waive or otherwise adversely affect Buyer's rights under the WARRANTY clause or any other provision of this Contract, and will not alter any time period within which Seller is obligated to perform as set forth in the Contract.

     Seller's  obligations under this clause will continue for a period of seven
     (7) years after the date of last shipment of Material pursuant to this Contract unless SWBT agrees in writing to a different period of time.
     Seller's obligations under this clause will survive any termination by Buyer pursuant to the TERMINATION clause or any cancellation of the Contract by Buyer pursuant to the BREACH BY SELLER clause.

RIGHT OF ACCESS

Both Seller and Buyer will permit reasonable access to the other's facilities in connection with work hereunder. No charge will be made for such visits. It is agreed that twenty four (24) hours prior notice will be given when such access is requested. Seller agrees to remove any of its employees from Buyer's premises at Buyer's request.

SELLER'S INFORMATION

Information, including specifications, drawings, sketches, models, samples, tools, computer or other apparatus programs, technical information or data, written, oral or otherwise, furnished by Seller to Buyer under this Contract or in contemplation thereof will not be considered to be confidential or proprietary unless so marked by Seller as confidential or proprietary.


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

SELLER'S LIMITATION ON PAYMENTS TO BUYER

Notwithstanding anything in the Contract to the contrary, in no event shall the damages, charges, credits, assessments or the like, in the aggregate, payable by Seller arising from the provisions of the SHIPMENTS TO BUYER, RELIABILITY, and ERROR CORRECTION Clauses hereunder exceed five (5%) percent of the then total invoice amounts issued by Seller to Buyer hereunder.

SEVERABILITY

If any provision of this Contract is determined to be invalid or unenforceable, such invalidity or unenforceability will not invalidate or render unenforceable the entire Contract, but rather the entire Contract will be construed as if it did not contain the particular invalid or unenforceable provision(s) and the rights and obligations of Seller and Buyer will be construed and enforced accordingly.

SHIPMENTS TO BUYER

Seller shall be allowed a maximum shipping interval of thirty (30) calendar days after each of the purchase dates set forth in the COMMITMENTS OF THE PARTIES clause, paragraph 6, to ship said kits purchased on each such date. Each such shipment must be received by Buyer within ten (10) calendar days of the last day of the maximum shipping interval unless otherwise mutually agreed by the parties, in writing. Unless mutual agreement is reached, should Buyer request rescheduling resulting in an extension of the shipping date by more than fourteen (14) days beyond the maximum shipping interval for any shipment, Seller shall be entitled to assess a charge of one and one half percent (1.5%) of the chassis price per month on chassis included in the rescheduled shipment. Should Seller fail to make each shipment of said chassis within said thirty (30) day maximum shipping interval, Seller will be in breach of the Contract and Buyer, without advance notice or opportunity for TSG to cure, will have the right to immediately cancel the Contract, without penalty or further obligation to TSG, including the withholding of all subsequent milestone payments and payments for material and services not already delivered and/or provided to SWBT. In such event, SWBT will not be obligated to purchase or accept any additional shipments of new GemStar 4032-GSX kits scheduled hereunder.

The foregoing notwithstanding, nothing contained in this clause will waive or otherwise adversely affect Buyer's rights under the WARRANTY clause or any other provision of this Contract, and will not alter any time period within which Seller is obligated to perform as set forth in the Contract.

SHIPPING AND BILLING

Seller agrees to:

(a) As to the new GemStar 4032-GSX kits purchased on each date set forth in the COMMITMENTS OF THE PARTIES clause, paragraph 6, ship the total number of kits


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     purchased on each such date in one shipment, unless instructed otherwise by
     Buyer. As to any other Material, ship orders complete unless instructed otherwise by Buyer;

(b) Ship each shipment to the destination designated by Buyer in accordance with any specified routing instructions.

(c) Package, mark and label Material in accordance with Buyer's Specification No. 76295 (except in connection with any bar code requirements) already in Seller's possession and made a part hereof by this reference. Adequate protective packaging will be furnished by Seller at no additional charge. Seller further agrees to use MacPac packaging, unless otherwise mutually agreed between the parties, and identify repaired Material with green tape on the exterior of the packing box as well as on the individual unit boxes;

(d) Enclose the appropriate packing memorandum with each shipment and, when more than one (1) package is shipped, clearly identify the package containing the packing memorandum;

(e) Mark Buyer's order and/or purchase number, item sequence numbers, and item identification numbers and descriptions on all packages, subordinate documents and shipping papers;

(f)  Render  invoices in duplicate or as otherwise  specified by Buyer,  showing
     Buyer's  order  and/or  purchase  number,   item  sequence  numbers,   item
     identification numbers and descriptions, through routing and weight;

(g)  Render separate invoices for each shipment;

(h) Mail bills of lading, if applicable, shipping notices and copies of transportation bills with Seller's invoices to Buyer's address indicated on the applicable order or other purchase document.

(i)  Include only one (1) such order or shipment on each invoice.

(j) The GemStar 4032-GSX electronic chassis, electronic lock and cash box out switch which comprise each kit will be shipped as one (1) kit within the same box.

For shipments made to Buyer's Material Distribution Center ("MDC") in Lancaster, Texas, if any, Seller agrees to ship Material on pallets with dimensions of 42" by 42" and stack Material thereon no higher than 48".

If prepayment of transportation charges is authorized, Seller will include the transportation charges for the Material from the F.O.B. point to the designated destination as a separate charge on Seller's invoice therefor.

Shipping and routing instructions may be altered by mutual agreement of the parties in writing. Unless otherwise agreed, all invoices for the new GemStar 4032-GSX kits purchased hereunder will be payable net thirty (30) days from Buyer's receipt of the invoice or kits, whichever is later.


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As to Seller's  provision  of other  Material  and  services,  invoices  will be payable net thirty (30) days from the date of Buyer's receipt of the invoice or Material or services, whichever is later. Discounts may be taken when allowed. C.O.D. shipments will not be accepted. Late payment charges will be assessed at a rate of one and one-half percent (1.5%) per month.

SHIPPING PRIORITY

Seller will afford Buyer shipping priority over other customers in accordance with mutually agreed to shipping schedules.

SOFTWARE MAINTENANCE

Seller agrees to furnish software maintenance services to Buyer, at no charge, through September 30, 1998. After September 30, 1998, Seller agrees to furnish software maintenance services to Buyer at an hourly rate of seventy-five dollars ($75.00), which rate shall be subject to annual increases of no more than five percent (5%). "Software maintenance" means any of the services provided by Seller that are designed to maintain the software in conformance with the REQUIREMENTS.

Seller's obligations under this clause will continue for a period of seven (7) years after the date of last shipment of Material under this Contract unless SWBT agrees in writing to a different period of time or until SWBT stops using CoinNet as developed by TSG, whichever occurs first. Seller's obligations under this clause will survive any termination by Buyer pursuant to the TERMINATION clause or any cancellation of the Contract by Buyer pursuant to the BREACH BY SELLER clause.

SOFTWARE UPDATES

Seller agrees to supply improvements, new releases, updates, extensions, and other changes to the CoinNet software and firmware, including the pre-existing and new SMDR software to be developed hereunder, which: (a) Seller provides to other customers who have a license to use any such software; (b) Seller deems to be logical improvements or extensions to the original software supplied to Buyer; or (c) are necessary for the software to continue the computing functions mutually agreed upon between Seller and Buyer. Buyer will have the right to accept or reject any such revised version of the software or to remove same and replace it with the previous version if such new version will degrade or impair Buyer's computer system. In addition, Seller will insure that software licensed hereunder is kept current with new releases of the operating system(s) listed in Seller's standard published specifications or the REQUIREMENTS. Such software updates will be provided to Seller at no charge. Software updates will be provided to Buyer at Seller's published prices, after September 30, 1998.

Seller's obligations under this clause will continue for a period of seven (7) years after the date of last shipment of Material under this Contract unless SWBT agrees in writing to a different period of time or until SWBT stops using CoinNet as developed by TSG, whichever occurs first. Seller's obligations under this clause will survive any termination by Buyer pursuant to the


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TERMINATION  clause or any cancellation of the Contract by Buyer pursuant to the
BREACH BY SELLER clause.

SOURCE CODE  REQUIREMENTS

(a) TSG will provide to SWBT a copy of the most current version of the CoinNet software source code and documentation as described in Attachment A, as well as any other information and/or materials required to support, maintain, order, install, modify or correct said software, by July 2, 1997.

(b) The new SMDR software source code and documentation (source code and documentation as described in Attachment A, Section III), as well as any other information and/or materials required to support, maintain, order, install, modify or correct said software, will be provided to SWBT by TSG on or before September 30, 1997.

(c) As to the CoinNet software, TSG will provide to SWBT, without charge, a copy of the source code and documentation of any and all changes and/or revisions to said software, including all information and/or materials pertinent thereto, of the same type and/or nature as that described in (a) and (b) above.

(d) Seller's obligations under this clause will continue through September 30, 1998 unless SWBT agrees in writing to a different period of time or until SWBT stops using CoinNet as developed by TSG, whichever occurs first. Seller's obligations under this clause will survive any termination by Buyer pursuant to the TERMINATION clause or any cancellation of the Contract by Buyer pursuant to the BREACH BY SELLER clause.

SUPPORT OF PREVIOUS VERSIONS / SOFTWARE

When Seller issues a new version of existing software, as provided in the SOFTWARE UPDATES clause of the Contract, Seller agrees to provide error correction and technical support for the previous version of that software, without charge to Buyer. Services provided under this clause after September 30, 1998, will be provided at a price of seventy-five dollars ($75.00) per hour, which price will be subject to annual increases of no more than five percent (5%).

Seller's obligations under this clause will continue for a period of seven (7) years after the date of last shipment of Material under this Contract unless SWBT agrees in writing to a different period of time or until SWBT stops using CoinNet as developed by TSG, whichever occurs first. Seller's obligations under this clause will survive any termination by Buyer pursuant to the TERMINATION clause or any cancellation of the Contract by Buyer pursuant to the BREACH BY SELLER clause.

SURVIVAL OF OBLIGATIONS

In addition to the survival of obligations as set forth elsewhere in the Contract, Seller's obligations hereunder which by their nature would continue beyond the termination, cancellation or expiration


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hereof,  including,  by way of  illustration  only  and  not  limitation,  those obligations in the clauses entitled "COMPLIANCE WITH LAWS," "INFRINGEMENT," "LIABILITY AND INDEMNIFICATION," "PUBLICITY," "RELEASES VOID," "SEVERABILITY," "USE OF INFORMATION" and "WARRANTY," will survive the breach, termination, cancellation or expiration of the Contract.

TAXES

In the event that Buyer is liable under federal law for excise taxes or under state or local law for sales taxes collected by Seller on the Material provided hereunder, Seller agrees to bill such taxes as separate items, listing each tax jurisdiction involved. Buyer will have the right to require Seller to contest with the imposing jurisdiction, at Buyer's expense, any taxes or assessments which Buyer may deem to be improperly levied. Seller further agrees, upon request of Buyer, to furnish statements evidencing that taxes and assessments for which Buyer is responsible hereunder and which have been billed to Buyer by Seller, have been paid.

TECHNICAL SUPPORT FOR COINNET AND MATERIAL

Buyer shall be entitled to ongoing, timely technical support service, including field service support and access to Seller by telephone for all CoinNet software and firmware and Material. The availability or performance of this technical support service shall not be construed as altering or affecting Seller's obligations as set forth in the WARRANTY clause or as elsewhere provided in this Contract. Said support will be provided at no charge through September 30, 1998. Thereafter, said support will be provided by Seller at a price of seventy-five dollars ($75.00) per hour, subject to annual price increases of no more than five percent (5%).

Said ongoing technical support will be available to Buyer from Seller via telephone during normal working hours. Response to Buyer shall be within one hour (1) after a request is made provided that the request is made and can be answered within normal working hours. Technical support for CoinNet and the Material shall be ongoing and extend beyond the warranty period for seven (7) years after the last shipment of Material under this Contract, unless SWBT agrees in writing to a shorter period of time or, as to CoinNet software and firmware, at such time as Buyer stops using CoinNet as developed by Seller. Buyer will call Seller for technical support for CoinNet software, firmware and Material, by calling the following number during the times indicated:

                       1-800-447-8353

                       8:00 AM - 5:00 PM EASTERN TIME (M-F)

Seller will give SWBT thirty (30) days advance notice of any change in the technical support call number.

So long as Buyer continues to use CoinNet, Seller agrees to provide Buyer all necessary mail and telephone consulting assistance in the event that difficulties occur in the use of the software or in Buyer's interpretation of the results of software use. Upon notification by Buyer that such


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consulting  service  is  required,  Seller  will  proceed  promptly  toward  the resolution of all such reported problems by using and coordinating all Seller resources which are required to resolve the problem.

Further, as to CoinNet, after July 2, 1997, if a reported problem cannot be resolved by telephone or written communication within thirty (30) days from the time Buyer first contacts Seller then, if requested by Buyer, Seller will provide an employee capable of resolving such problem at the applicable Buyer installation site for no additional charge, provided that the problem is the failure of the software to perform per the REQUIREMENTS. However, SWBT agrees to pay reasonable travel expenses for mutually agreed upon travel of TSG personnel which is necessary to provide services under this clause. If such failure causes downtime on Buyer's computer system on which the software is installed, then Seller will proceed immediately to resolve the problem.

In the event that a problem is found to be due to: (a) a modification to the software made by Buyer; or (b) use of the software in a manner which is not in accordance with the instructions provided by Seller to Buyer relating to use of the software as set forth in the COINNET OPERATING GUIDELINES in Attachment A, Buyer agrees to pay Seller for all technical support or services performed to resolve or investigate the particular problem at Seller's then current published standard time and material rates, and reimburse Seller for any related expenses incurred, provided that such rates and expenses are reasonable and Seller furnishes to Buyer supporting documentation therefor.

The foregoing notwithstanding, nothing contained in this clause will waive or otherwise adversely affect Buyer's rights under the WARRANTY clause or any other provision of this Contract, and will not alter any time period within which Seller is obligated to perform as set forth in the Contract.

Seller's obligations under this clause will survive any termination by Buyer pursuant to the TERMINATION clause or any cancellation of the Contract by Buyer pursuant to the BREACH BY SELLER clause.

TERMINATION

Buyer may terminate this Contract without cause, in whole or in part, at any time, by giving Seller at least thirty (30) days prior written notice. Upon termination, Buyer agrees to pay Seller all amounts due for the new GemStar 4032-GSX kits to be purchased by Buyer hereunder which have not yet been purchased and paid for, as set forth in the purchase schedule set forth herein, payments to be made net thirty (30) days after the respective scheduled purchase dates, provided however, that the chassis to have been purchased on each such purchase date have been shipped and delivered to SWBT as scheduled and ownership thereof has passed to SWBT.

The milestone payments to be made to Seller on July 2, September 1, and December 31, 1997, and on March 31, 1998, will also be paid as scheduled. In the event of such termination, Buyer will pay any amount due to Seller for performance of services under this Contract, payable net


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

thirty (30) days from receipt of invoice. Upon request from Buyer, Seller will provide written substantiation of all such services billed to Buyer.

In the event SWBT elects to terminate the Contract in accordance with the TERMINATION clause of the Contract, or cancels the Contract pursuant to the BREACH BY SELLER clause of the Contract, TSG will return to SWBT within thirty
(30) calendar days, at the cost of the party who would have otherwise borne the cost of return shipment as provided herein, all TSG electronic chassis owned by SWBT in TSG's possession including, but not limited to, chassis returned to TSG for repair and/or recertification, in their then present condition, whether or not they have been repaired, upgraded or recertified. TSG agrees that TSG's unauthorized holding of any such chassis past thirty (30) calendar days, will cause damages to SWBT that will be difficult to determine. Therefore, TSG agrees to pay SWBT liquidated damages calculated by multiplying the average monthly revenues of a deployed SWBT payphone divided by thirty (30) by the number of chassis withheld, times the number of days past thirty (30) that expire before the chassis are delivered to SWBT's possession. The parties agree that such sum constitutes a reasonable estimate of SWBT's actual financial losses.

TESTING

Buyer  may,  at  its  expense,  have  any  or  all  Material  tested,  repaired, recertified or purchased hereunder, tested by Bellcore or other independent vendor selected by Buyer. Failure of the products to test in compliance with the REQUIREMENTS will be addressed on a priority basis by Seller. Seller and Buyer will develop a mutually agreed upon time line for Seller to resolve noncompliance. Failure to correct such problems in accordance with the time line may result in termination of this Contract and all commitments will be null and void on the part of the Buyer.

The foregoing notwithstanding, nothing contained in this clause will waive or otherwise adversely Buyer's rights under the WARRANTY clause or any other provision of this Contract, and will not alter any time period within which Seller is obligated to perform as set forth in the Contract.

TITLE AND RISK OF LOSS

Title to Material purchased hereunder will vest in Buyer when the Material has been delivered and accepted at the F.O.B. point designated by Buyer. If this Contract calls for additional services such as unloading, installation or the like to be performed after delivery, Seller will retain risk of loss to the Material until the additional services have been performed to Buyer's satisfaction.

TRAINING

Seller will provide Buyer training, training materials and technical support to enable Buyer to properly and effectively use CoinNet (including all hardware and peripherals, software and firmware) and Material, at no charge to SWBT, through September 30, 1997. Thereafter, such training, training materials and support will be provided by Seller at a rate of seventy-five dollars ($75.00) per hour, which rate will be subject to annual increases of no more than five percent (5%).


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

Seller's obligations under this clause will continue for a period of seven (7) years after the date of last shipment of Material pursuant to this Contract unless SWBT agrees in writing to a different period of time. Seller's obligations under this clause will survive any termination by Buyer pursuant to the TERMINATION clause or any cancellation of the Contract by Buyer pursuant to the BREACH BY SELLER clause.

USE OF INFORMATION

Any specifications, drawings, sketches, models, samples, tools, computer or other apparatus programs, technical or business information or data, written, oral or otherwise (all hereinafter designated "Information"), furnished to Seller by Buyer in regard to CoinNet or the Material since January 1994, or under this Contract, or in contemplation thereof, will remain Buyer's property and all copies thereof, in written, graphic or other tangible form, will be returned to Buyer upon request. Seller agrees to keep the information confidential in performing under this Contract and not use same for any other purpose except upon such terms as may be agreed upon by Seller and Buyer in writing.

WARRANTY

Seller warrants to Buyer that Material purchased, recertified, repaired or upgraded hereunder will be merchantable, free from defects in design, material and workmanship, fit and sufficient for the purposes intended by Buyer for the applicable warranty period as set forth in the Contract. Material will be free from all liens and encumbrances and will conform to and perform per the REQUIREMENTS and in accordance with any other applicable specifications, drawings and samples.

Seller warrants to Buyer that any services provided hereunder will be performed in a first-class, workmanlike manner.

Seller warrants to Buyer that the media on which software is furnished will be free from defects in material and workmanship and free from all liens and encumbrances. Seller further warrants that the software will conform to and perform in accordance with any of Seller's documentation, specifications, drawings, product literature and samples, and the REQUIREMENTS.

In addition, if Material or software contains one or more manufacturer's warranties from a party other than Seller, Seller hereby assigns such warranties to Buyer. These warranties will be in addition to all other warranties, express, implied or statutory.

Seller warrants that Material furnished hereunder conforms with and will perform in accordance with Attachment A and with Seller's product specifications for Material described in Attachments B, C, and D. Failure of the Material to perform per the REQUIREMENTS may result in cancellation of the Contract and render all commitments of Buyer null and void.


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

All warranties will survive inspection, acceptance, payment and use. In addition to Buyer's other remedies, Material not meeting the warranties contained herein will, at Seller's option, be repaired or replaced by Seller at no cost to Buyer.

The warranty provisions of this clause apply with equal force to any part of Seller's obligations under the Contract performed by or dependent on work done by others (e.g., subcontractors) on behalf of Seller. If any part of the services or other work performed by Seller is dependent upon work done by others, Seller will inspect such work and promptly report to Buyer any defect therein that renders such other work unsuitable for Seller's proper performance hereunder. Seller's silence will constitute approval of such other work as being fit, proper and suitable for Seller's performance of the services or other work.

Seller warrants that all Material purchased by SWBT prior to execution of the Contract which is still within the original warranty period will perform per the REQUIREMENTS for the remainder of said original warranty period.

Seller warrants that each of the 11,000 new GemStar 4032-GSX kits purchased hereunder will perform per the REQUIREMENTS for a period through September 30, 1998.

TSG warrants that the Integrated System will perform per the REQUIREMENTS through September 30, 1998.

Seller's obligations under this clause will survive any termination by Buyer pursuant to the TERMINATION clause or any cancellation of the Contract by Buyer pursuant to the BREACH BY SELLER clause.

IN WITNESS WHEREOF, the foregoing Contract has been executed by the parties hereto, in two originals, as of the dates set forth below:


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________________________________            ________________________________
Vincent C. Bisceglia        Date            Ronald M. Jennings          Date
President and CEO                           Vice President-General Manager
Technology Service Group, Inc.              Public Communications
                                            Southwestern Bell Telephone Company

                            CORPORATE ACKNOWLEDGMENTS

STATE OF TEXAS     )
                   )
COUNTY OF DALLAS   )

     Before me, the undersigned Notary Public, on this day personally appeared Vincent C. Bisceglia, known to me to be the person and officer whose name is subscribed to the Contract. He acknowledged to me that he is the President and CEO of Technology Service Group, Inc. and that he executed and is duly authorized to execute the Contract in the name of and on behalf of Technology Service Group, Inc., for the purposes and consideration expressed in the Contract.

     GIVEN under my hand and seal of office on the _____ day of June, 1997.

                                     ___________________________________________
                                     Notary Public in and for the State of Texas
                                     My commission expires __________

STATE OF TEXAS     )
                   )
COUNTY OF DALLAS   )

     Before me the undersigned Notary Public, on this day personally appeared Ronald M. Jennings, known to me to be the person and officer whose name is subscribed to the Contract. He acknowledged to me that he executed and is duly authorized to execute the Contract in the name of and on behalf of Southwestern Bell Telephone Company for the purposes and consideration expressed in the Contract.

     GIVEN under my hand and seal of office on the _____ day of June, 1997.

                                     ___________________________________________
                                     Notary Public in and for the State of Texas
                                     My commission expires __________


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

                                  ATTACHMENT A

           TECHNICAL STANDARDS, BENCHMARK MEASUREMENTS, SPECIFICATIONS
                AND OTHER REQUIREMENTS FOR COINNET AND MATERIAL

In addition to the technical standards, benchmark measurements, specifications and other requirements set forth elsewhere in the Contract, the technical standards, benchmark measurements, specifications and other requirements set forth in this Attachment will apply to CoinNet, including computer hardware and peripherals, software (including pre-existing SMDR software added to the CoinNet software before execution of the Contract), new SMDR software and chassis firmware, and all Material, including GemStar 4032-GS, upgraded GemStar 4032-GS, GemStar 4032-GSX, and all Gemini chassis (hereinafter the "chassis"), CMI-30C electronic locks (hereinafter the "locks"), CMI 2752-001 electronic keys (hereinafter the "keys"), CMI 2680-001 electronic key controllers (hereinafter the "controllers"), and associated power sources (hereinafter the "adaptors"), which CoinNet and Material are subjects of the Contract to which this Attachment is attached. All of the technical standards, benchmark measurements, specifications and other requirements set forth in this Attachment and elsewhere in the Contract are referred to collectively herein as the "REQUIREMENTS." All technical standards, benchmark measurements, specifications and other requirements are subject to Buyer's operation of the Integrated System in accordance with the instructions set forth in the COINNET OPERATING GUIDELINES, below.

                   COINNET HARDWARE AND SOFTWARE REQUIREMENTS

I.   Assumptions

1. The term "peak hours" as used herein, means the hours from 10 a.m. to 3 p.m. and from 9 p.m. to 12 a.m., inclusive.

2. All benchmark measurements, except for trunk busy studies, should be considered to have sampling rates of one every fifteen minutes and be averaged over a two week period known as the "study period." Trunk busy studies will provide the total number of occurrences per hour, to be averaged over a one week period.

3. The system must perform per the REQUIREMENTS with all features and functionalities as required in the Contract including, without limitation, the pre-existing SMDR software and the additional SMDR software to be developed hereunder ("new SMDR software") and support all TSG chassis, including GemStar 4032-GS, upgraded GemStar 4032-GS, GemStar 4032-GSX, and all Gemini chassis purchased by SWBT both before and after the execution of the Contract. TSG understands that the total number of such chassis may be up to 75,000.

4. CoinNet must simultaneously support all deployed chassis, up to 15 concurrent interactive administrative users, the existing base of 360 technicians who perform installations, collections and repair, up to 20 concurrent reports (with no more than 5 of said reports being SMDR reports) in normal peak hours operations and up to 15 concurrent manual polls.


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

     Normal "peak hours" operational functions and reports include:

     o    Adds,  deletes and changes to the phones database.
     o    Adds,  deletes and changes  to  the  options  database.
     o    Global  changes  to  the  phones database.
     o    Building phone groups based on phones database criteria.
     o    Phone database reports.
     o    Manual polling of phones.
     o    System log reports.
     o    Daily tape backup.
     o    SMDR reports.

     Operational functions that will be performed outside of "peak hours" include:

     o PaSS export for collected phones, exported from phones database. Run four (4) times a day, two (2) times during "peak hours" and twice during "non peak" hours.
     o    PaSS  import of route and stop  information  to the  phones  database.
     o    "Needs collect" report processed and faxed to 87 sites.
     o    FTP of all databases to backup machine.
     o    Daily maintenance reports processed.
     o    Autopolling.

     TSG will notify SWBT of the impact on CoinNet's ability to perform per the REQUIREMENTS that may and/or will result from mutually agreed upon changes to said features, functions, reports or processes.

5. In addition to the REQUIREMENTS set forth elsewhere in this Attachment and in the Contract, CoinNet, it's features and functionalities, including, but not limited to, the features, functions, reports and processes mentioned above, must perform per the specifications of: TSG Document No. 44156-750-05A (12/94), (Attachment B); TSG Document No. 44156-770-01 (4/95
     and 6/95)  (Attachment  C); CMI Document Nos.  CS-2680-001  and CS-2752-001
     (1996) (Attachment D); and all updates of said documents.

6. SWBT agrees to update all chassis deployed by SWBT with the most recent TSG-provided software updates by July 2, 1997.

II.  SYSTEM HARDWARE REQUIREMENTS

1. Memory

     a. Memory utilization must maintain an average during the study period of no less than ten percent (10%) free pages.


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     b.   During the study period, the system swap file must maintain an average of forty percent (40%) free pages.

2. Disk Utilization

     a. The percentage of disk subsystem busy with read/write operations during the study period must never exceed an average of seventy percent (70%).

     b. The disk wait time during the study period must never exceed an average of twenty (20) milliseconds.

     c.   Overall disk capacity must never exceed eighty percent (80%) full.

3. CPU Utilization

     a. The average percentage of measured CPU utilization must never exceed ninety percent (90%) during the study period.

     b. The average percentage of CPU time waiting on block I/O (as measured by UNIX or SCO SAR utility) must never exceed forty percent (40%) of total non-idle processor time during the study period.

4. Busy Line (Trunk Group) Study

     a. The number of overflows (also known as incoming busies) compared to total number of calls on a trunk group must never exceed an average of nine percent (9%) for peak hours, over any weekly study period.

III. Software/Application Requirements

1. Source Code

The software and source code for CoinNet and SMDR must be provided as required in this Attachment and elsewhere in the Contract, and will include the following:

a) TSG must provide to SWBT a copy of CoinNet software, including the pre-existing SMDR software and new SMDR software, and any other software developed for SWBT by TSG hereunder, within the respective time frames set forth in the Contract. The source codes and program materials, as well as any other documentation required to support, maintain, order, install, modify, or correct the most current version of said software must also be provided to SWBT within the respective time frames set forth in the Contract. SWBT will have the absolute right to make any alterations, variations, modifications, additions or improvements to the source code of said software at its own risk and expense, or contract with third parties for such modifications, provided such third parties are not competitors of TSG, provided SWBT


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

     obtains an appropriate non-disclosure agreement from any such third party, and provided that SWBT shall restrict the use of the source code, documentation and software to SWBT, its parent, subsidiary and affiliate companies.

b) Title to deliverables shall reside with TSG. All rights, title, and interest, including copyright, in all original works for authorship fixed in any tangible medium, will belong to TSG.

c) All rights, title and interest in and to all intellectual property produced for SWBT by TSG shall belong to TSG and shall be considered "works made for hire" in accordance with the United States copyright law. SWBT shall have a non-exclusive license to use such property, which SWBT may assign to any parent, affiliate or subsidiary company without the consent of TSG.

2. Documentation

Documentation is defined as all documentation used in relation to CoinNet (including computer hardware and peripherals, software (including pre-existing and new SMDR software) and chassis firmware) and Materials (including all TSG chassis as listed in the PREAMBLE of the Contract, electronic locks, keys, controllers and adaptors, including system procedures, functions, and database structures, operating and instruction manuals, system level documentation and protocols and access methods used by CoinNet and the chassis to establish communication, including controls used to negotiate and issue and/or receive commands to and/or from CoinNet and the chassis, and other materials describing the structure and operation of all CoinNet software and its interfaces. TSG will provide the documentation to SWBT before July 2, 1997, except as to the new SMDR software, the documentation for which will be provided to SWBT as soon as the design thereof has been completed, but no later than September 30, 1997. The documentation will include the following but may also include other requested and available information:

         a)  Library list
         b)  Module Map-Object Descriptions/Purpose for all objects
         c)  Process Overview
         d)  Implementation Notes
         e)  Description of Use
         f)  Specific Build Instructions
         g)  Process flow for application, including each subsystem
         h)  Current Bug List(unfixed or unresolved problems
         i)  Description of all development tools used
         j)  Third party licensing information and reference details

                ELECTRONIC LOCKS, KEYS, CONTROLLERS AND ADAPTORS

The electronic locks, the four hundred sixty-seven (467) CMI keys delivered in April and May 1997, the controllers and adaptors must perform per the REQUIREMENTS under normal SWBT field operating conditions, including, without limitation, the specifications and requirements set forth herein and in Control
Module,  Inc.'s  (CMI's)  customer   specification   documents  CS-2680


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

-001 and  CS-2752-001  (1996);  TSG  Document  No.  44156-750-05A  (12/94);  TSG
Document No. 44156-770-01 (4/95 and 6/95); and all updates of said documents.

                               ELECTRONIC CHASSIS

All new GemStar 4032-GSX chassis (including the electronic lock and cash box out switch) purchased under the Contract, all recertified chassis (as described in the Contract), and all other TSG electronic chassis owned by SWBT and still under warranty, must perform per the REQUIREMENTS, under normal SWBT field operating conditions, including, without limitation, the specifications and requirements set forth herein and in TSG Document No. 44156-750-05A (12/94); TSG Document No. 44156-770-01 (4/95 and 6/95); CMI customer specification documents CS-2680-001 (1996) and CS-2752-001; and all updates of said documents.

                          COINNET OPERATING GUIDELINES

SWBT will perform the following procedures which may be modified from time to time by mutual agreement of the parties.

System Administrator Daily Checks:

     o    Monitor and clean up unneeded files and reports. Check system clock.
     o    Check faxserver.
     o    Check Coinnet Polls.
     o Check for any locked up modems. Check that faxed reports have gone out.
     o    Check that daily maintenance report has run.
     o    Daily tape backup.
     o    Check that databases were FTPed to backup machine.

Operator Basic Guidelines

     o    Do operating system and voice file downloads on nights and weekends.
     o Upgrade all chassis to the latest operating system version (H.EPE for GS phones, L.eLE for 1 meg phones).
     o    Setup all 1 meg option files to allow call-ins at 1200 baud.
     o Restrict Reports/Globals changes to no more than 20 simultaneously. Only 5 simultaneous SMDR/CDR reports.
     o 60-70 modems should remain dedicated to incoming call traffic during daytime hours.
     o    Delete disconnected numbers from the database.
     o    Investigate no activity phones.


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

                              GENERAL REQUIREMENTS

To the extent that any of the above-referenced TSG and/or CMI documents contain specifications inconsistent with each other, the specifications contained in Attachment A will prevail. If any of the specifications, requirements or instructions contained in said documents have been updated or revised in any way, TSG will so notify SWBT by 5:00 p.m. CDT on July 2, 1997.

Whether or not specifically identified in the Contract or in the above-referenced TSG and CMI documents, TSG must provide an Integrated System that performs per the REQUIREMENTS, the components of which Integrated System are: CoinNet (computer hardware and peripherals, software and chassis firmware), pre-existing and new SMDR software, electronic chassis, electronic locks, keys, controllers and adaptors. Said Integrated System must provide the features and functionalities set forth in the Contract and in said TSG and CMI documents and perform per the REQUIREMENTS.

TSG must  continue  to  support  CoinNet or do so  through  its  representatives approved  by SWBT,  as set forth in the  Contract,  until  SWBT  stops  using or modifies the source code of the CoinNet software. Said support must meet the service levels documented in the Contract including, without limitation, the following clauses: EMERGENCY SUPPORT SERVICE, ERROR CORRECTIONS, CUSTOM SOFTWARE DEVELOPMENT, SOFTWARE MAINTENANCE, SOFTWARE UPDATES, SUPPORT OF PREVIOUS VERSIONS-SOFTWARE, TECHNICAL SUPPORT FOR COINNET AND MATERIAL, REPAIR SERVICES FOR MATERIAL, CHANGES TO MATERIAL AND CLASSIFICATION THEREOF, ENGINEERING COMPLAINTS, CONTINUING AVAILABILITY OF REPLACEMENT AND REPAIR PARTS and MATERIAL/SOFTWARE DOCUMENTATION.


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